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                                                                    EXHIBIT 10.1
                          AMENDED AND RESTATED SUBLEASE

      This Amended and Restated Sublease (the "Sublease"), dated, for identification purposes only, March 24, 2005 to be effective as of the "Closing Date" (as defined below)(the "Effective Date"), is made by and between CONEXANT SYSTEMS, INC., a Delaware corporation (herein called "Sublessor"), and MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (herein called "Sublessee").

      A. Replacement. Sublessor and Sublessee are parties to that certain Sublease dated as of June 27, 2003 (the "Original Sublease") covering approximately 189,729 square feet of rentable area, including the entire east tower, approximately 10,027 square feet of a two-story bridge connecting the east tower with the west tower and approximately 2,667 square feet of rentable area in the west tower (the "Old Subleased Premises"). Prior to the Effective Date, (1) Sublessor has remeasured the east tower, the bridge and the west tower, (2) Sublessee has surrendered to Sublessor any portion of the Old Subleased Premises located in the west tower and (3) Sublessor was the tenant under that certain Lease dated as of August 18, 1998 (the "Original Master Lease") by and between Deutsche Bank, AG, as landlord, and Sublessor, as tenant. As of the Effective Date, the Original Master Lease is being replaced with that certain Lease dated to be effective as of the Effective Date by and between IDF/KBS 4000 MacArthur, LLC, a Delaware limited liability company ("Master Lessor"), as landlord, and Sublessor, as tenant (the "Master Lease"). Pursuant to Section 2.3 of the Original Sublease, in the event that Sublessor obtained a "Replacement" (as defined in the Original Sublease), Sublessee is required to execute documentation to evidence Sublessee's agreement to be bound by any change in or additions required in connection with the Replacement. Accordingly, Sublessor and Sublessee agree that, effective upon the date that Sublessor sells the buildings in which the Old Subleased Premises are located to Master Lessor (the "Closing Date"), this Sublease shall be effective and the Original Sublease shall have no further force or effect thereafter.

      B. Premises. Effective as of the Effective Date, Sublessor hereby leases to Sublessee and Sublessee leases from Sublessor for the term, at the rental and upon all of the conditions set forth herein the entire east tower, together with the two-story bridge connecting the east tower and the west tower (collectively, the "East Tower"), and containing in the aggregate approximately 193,137 square feet of rentable area (the "Subleased Premises"). Sublessee acknowledges that the Subleased Premises are all of the East Tower which, as of the Effective Date, will be owned by Master Lessor. Notwithstanding the foregoing, if, at any time after the Effective Date, Sublessee is leasing less than the entire East Tower under this Sublease, then all references in this Sublease to the "Subleased Premises" shall mean that portion of the East Tower then leased by Sublessee under this Sublease. Sublessee acknowledges that, as of the Effective Date, Sublessor and Master Lessor are also entering into a lease for the entire west tower (the "West Tower") which contains approximately 180, 310 square feet of rentable space (the "Other Lease").

      C. Term. The term of this Sublease shall commence on the Effective Date (the "Sublease Commencement Date"), and shall end on the scheduled expiration of the term (including any extension term resulting from Sublessee's exercise of its option pursuant to Section E.a. below) of the Master Lease, unless sooner terminated pursuant to any provision hereof. Subject to Section

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E.w. below, this Sublease shall terminate upon the expiration or earlier termination of the Master Lease.

      D. Incorporation of Terms of Master Lease. Sublessee acknowledges that Sublessor is in possession of the Subleased Premises pursuant to the terms of the Master Lease, a copy of which is attached hereto as Exhibit B. This Sublease shall be upon all of the terms and conditions set forth in Sections 1.1, 2.1, 3.1, 4.1 (except the third and last two sentences thereof) through 4.6, 4.8(a)(i), 4.8(b), 4.8(c)(i), 4.8(d), 5.1, 5.2, 7.1, 7.3 (other than the last sentence thereof), 7.5, 8.1(c)(i), 8.1(d)(ii), 8.2, 8.4, 9.1, 9.2, 9.4, 9.5,
10.3, 11.4, 11.6, 11.7, 12.3, 13.2 through 13.4, 14.3, 15.2 through 15.4, 19.1 through 19.10 and 19.13 through 19.17, Article 17, the first, fourth and sixth sentences of Article 6 and Exhibit E, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Commencement Date" therein shall be deemed references to the Sublease Commencement Date herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease, any references to "New Lease Renewal Term" shall have no application to this Sublease and Sublessor's address for payments pursuant to Section 4.5 thereof shall be as set forth in Section E.t. below. The terms of such Sections of the Master Lease, modified in accordance with the preceding sentence, are by this reference incorporated herein as if set forth in full herein.

      E. Additional Terms. In addition to the terms set forth above, the Sublease shall be upon the following additional terms and conditions:

            a. Option to Extend. The provisions of Section 2.2(a) (other than clause (x) thereof) and 2.2(e) of the Master Lease are hereby incorporated herein by reference, except that references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Lease" therein shall be deemed references to this Sublease, all references to the "Premises" therein shall be deemed references to the Subleased Premises, the "Extension Notice" therein shall be given on or before June 20, 2007 and any references to "New Lease Option Term" shall have no application to this Sublease.

            b. Monthly Rental; Security Deposit. The difference between the Monthly Rental payable under this Sublease for the month in which the Sublease Commencement Date occurs and the Rent paid on account of such month under the Original Sublease shall be paid by Sublessee to Sublessor in immediately available funds at least one (1) business day prior to the Sublease Commencement Date. In no event and under no circumstances shall Sublessee be entitled to offset any amount owed or claimed to be owed by Sublessor to Sublessee against Monthly Rental or Additional Rental payable to Sublessor under this Sublease. Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of Three Hundred Twenty Eight Thousand Three Hundred Thirty Two and 90/100ths Dollars ($328,332.90) (the "Security Deposit"), which shall be held by Sublessor as security for the performance by Sublessee of all terms, covenants and conditions of this Sublease. Sublessee shall provide the Security Deposit to Sublessor in the form of cash. The provisions of Section 4.7(a) of the Master Lease are hereby incorporated herein by reference, except that references to "Landlord" therein shall be deemed references to Sublessor

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herein, all references to "Tenant" therein shall be deemed references to
Sublessee herein, all references to the "Lease" therein shall be deemed references to this Sublease, all references to the "Premises" therein shall be deemed references to the Subleased Premises, the reference to the "escrow" in the first sentence thereof shall not apply to this Sublease and all references to the "Letter of Credit," the "Other Lease" and/or the "Other Premises" therein are hereby deleted. Sublessee shall be responsible for its share of any fees paid by Sublessor in obtaining a Letter of Credit pursuant to the Master Lease, and shall pay the same to Sublessor as Additional Rental within ten (10) days after demand. Notwithstanding anything to the contrary in this subsection b., Sublessor shall not be responsible to segregate the Security Deposit from its own funds, and shall be required to pay to Sublessee interest on the Security Deposit at the average rate of interest earned on funds in the account in which the Security Deposit is placed for the period in question.

            c. Common Area Maintenance. Notwithstanding anything to the contrary in the Master Lease or this Sublease, all Development Operating Expenses shall be payable by Sublessee to Sublessor rather than to the "Property Manager" (as defined in the Master Lease) and Sublessee shall have only those rights with respect to Development Operating Expenses as are afforded to Sublessor as tenant under the Master Lease from and after commencement of the "Renewal Term" (as defined in the Master Lease) with respect to less than the entire East Tower.
Section 4.8(c)(ii) of the Master Lease is hereby incorporated herein by this reference, except that the third reference to "Landlord" in the first sentence thereof and the first reference to "Landlord" in the second sentence thereof shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, the first ninety (90) day period therein is hereby amended to be one hundred (100) days and the second ninety (90) day period therein is hereby amended to be seventy-five (75) days.

            d. Operating Expenses. The provisions of Section 4.9 of the Master Lease are hereby incorporated herein by reference, except that references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Lease" therein shall be deemed references to this Sublease, all references to the "Premises" therein shall be deemed references to the Subleased Premises, the ten (10) day period in subsection 4.9(b) thereof is hereby amended to be fifteen (15) days, the September 15 date therein is hereby amended to be September 30 and the May 31 date therein is hereby amended to be June 15.

            e. Taxes. Notwithstanding anything to the contrary in the Master Lease, all Taxes shall be payable by Sublessee to Sublessor rather than to the taxing authorities and Sublessee shall have only those rights with respect to Taxes as are afforded to Sublessor as tenant under the Master Lease from and after reduction of the Subleased Premises at the commencement of the Renewal Term or otherwise.

            f. Utilities. At Sublessor's option, Sublessee shall pay the cost of all utilities that are provided to the Subleased Premises directly to the utility provider (if the same are separately metered) or to Sublessor as Additional Rental. If utilities to the Subleased Premises are not separately metered, Sublessee shall be responsible for its pro rata share thereof, as determined by Sublessor.

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            g. Signage. The provisions of Section 7.2 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that, subject to the terms of this subparagraph g., all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Commencement Date" therein shall be deemed references to the Sublease Commencement Date herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises and Master Lessor rather than Sublessor shall be responsible to remove any Signage.

            h. Compliance with Laws. The provisions of Section 7.4 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and Sublessor shall not be responsible to pay Sublessee for any "Unrelated Alterations," the cost of which is payable by Master Lessor under the Master Lease, unless and until Master Lessor pays such amounts to Sublessor.

            i. Maintenance of Premises. The provisions of the first (except for the second proviso clause therein) and second sentences of Section 8.1(a) of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Tenant" therein shall be deemed references to Sublessee herein and all references to the "Premises" therein shall be deemed references to the Subleased Premises. The provisions of the fourth and fifth sentences of Section 8.1(a) of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and references to the New Lease Option Term and/or New Lease Renewal Term shall have no application to this Sublease. Notwithstanding anything to the contrary in the Master Lease or this Sublease, Sublessor's obligations (subject to subsections q.(iii) and v(ii) below) to perform any maintenance, repairs and replacements to the Subleased Premises shall be limited to the obligation to maintain, repair and replace items in those areas which, if this Sublease did not cover the entire East Tower, would be "Common Areas" within the meaning of the Master Lease; provided, however, that, notwithstanding anything to the contrary in the Master Lease and/or this Sublease (including without limitation the fact that the Sublease covers the entire East Tower), Sublessee shall be required to pay from and after the Sublease Commencement Date, as Additional Rent, the costs incurred by Sublessor in doing so as follows: (a) those which are not Capital Expenses shall be paid as "Building Operating Costs" in accordance with the provisions of Section 4.8(c)(i) of the Master Lease incorporated by reference in D. above and (b) those which are Capital Expenses shall be paid in accordance with the provisions of Section 8.1(c)(i) of the Master Lease. Sublessor shall not be in breach of its obligations under this Section E.i. unless Sublessor fails to make any repairs or perform maintenance which it is obligated to perform hereunder and such failure persists for an unreasonable time after written notice of a need for such repairs or maintenance is given to Sublessor by Sublessee, and in no event shall Sublessor have any liability for such failure except if and to the extent caused by the gross negligence or willful misconduct of Sublessor. Sublessor

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shall not be liable for and Sublessee shall not be entitled to any abatement or reduction of rent by reason of Sublessor's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublessor, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Sublessee. Sublessor shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Sublessor's failure to maintain, repair and/or replace as required by this Section E.i.. Notwithstanding anything to the contrary in the Master Lease and/or this Sublease, in the phrase "such time as Landlord is responsible for the obligations described in Section 8.1(a) below", or phrases of similar import, the term "Landlord" means Master Lessor.

            j. Alterations and Additions. The provisions of Section 8.3 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the five (5) day period referred to therein is hereby amended to a ten (10) day period.

            k. Eminent Domain. The provisions of Section 9.3 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Commencement Date" therein shall be deemed references to the Sublease Commencement Date herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the thirty (30) period referred to therein is hereby amended to a twenty
(20) day period.

            l. Assignment and Subletting. The first and fourth sentences of
Section 10.1 and the provisions of Sections 10.2 and 10.4 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease, the five (5) and three (3) day periods in Section 10.2 are hereby amended to, respectively, a ten (10) and five
(5) day period, the thirty (30) day period referred to in Section 10.4 is hereby amended to a twenty (20) day period and the references therein to the "Pre-approved Subleases" shall have no application to this Sublease.

            m. Insurance. The provisions of Sections 11.1(a) through (c) (it being acknowledged that the last sentence of Section 11.1 is not incorporated herein by reference), 11.2(d) and 11.3 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein (except the second reference to Landlord in the first sentence of Section 11.2(d) and all but the first reference to Landlord in the second sentence thereof, which shall remain references to Master Lessor) shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein,

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all references to the "Premises" therein shall be deemed references to the
Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the ten (10) day period referred to in the fifth sentence of Section 11.3 is hereby amended to a fifteen (15) day period. In addition, wherever the Sublessor is required hereby to be named an additional insured, Sublessee shall also name Master Lessor and its mortgagee(s) as additional insureds.

            n. Indemnity. The provisions of Section 11.5 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to each of Sublessor and Master Lessor, all references to "Tenant" therein shall be deemed references to Sublessee herein and all references to the "Lease" therein shall be deemed references to this Sublease.

            o. Damage. The provisions of Sections 12.1 and 12.2 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease, the thirty (30) day period in the third sentence of Section 12.1 is hereby amended to a twenty (20) day period where Sublessee is the exercising party and a forty (40) day period where Sublessor is the exercising party, the thirty (30) day period in clauses (a) and
(b) of Section 12.2 is hereby amended to a forty (40) day period, the fifteen
(15) day period in such clause (b) is hereby amended to a five (5) day period and the thirty (30) day period in the penultimate sentence of Section 12.2 is hereby amended to a twenty (20) day period.

            p. Defaults by Sublessee. The provisions of Section 13.1 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the thirty (30) day period in subsection 13.1(b) is hereby amended to a twenty (20) day period.

            q. Defaults by Sublessor. The provisions of Sections 14.1 and 14.2 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" in Section 14.1 shall be deemed references to Sublessor herein, all references to "Landlord" in
Section 14.2 shall be deemed referenced to each of Master Lessor and Sublessor, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises and all references to the "Lease" therein shall be deemed references to this Sublease. Any notices delivered to Sublessor by Sublessee pursuant to this subsection q. shall also be delivered to Master Lessor. Notwithstanding the foregoing or anything to the contrary in this Sublease, the following shall apply:

                  (i) Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Master Lessor by the terms of the Master Lease (including without limitation those set forth in Section 8.1(b), (c)(ii) and/or
      (d)(i) and/or Section 11.2 of the Master Lease). Therefore, despite anything to the contrary in this Sublease, Sublessee agrees that performance by Sublessor of its obligations

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      under this Sublease is conditioned on performance by the Master Lessor of its corresponding obligations under the Master Lease, and Sublessor will not be liable to Sublessee for any default of the Master Lessor under the Master Lease.

                  (ii) Sublessee will not have any claim against Sublessor based on Master Lessor's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublessor's act or failure to act. Despite Master Lessor's failure or refusal to comply with any of the provisions of the Master Lease, this Sublease will remain in full force and effect and Sublessee shall pay all rent and all other charges provided for in this Sublease without any abatement, deduction or setoff so long as Sublessee's use and enjoyment of the Subleased Premises is not disturbed. Except as expressly provided in this Sublease, Sublessee agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Sublessee was the tenant under the Master Lease.

                  (iii) Whenever the consent of Master Lessor is required under the Master Lease, Sublessor agrees to use its reasonable, good faith efforts to obtain, at Sublessee's sole cost and expense, that consent on behalf of Sublessee. Whenever Master Lessor fails to perform its obligations under the Master Lease, Sublessor agrees to use its reasonable, good faith efforts to cause Master Lessor to perform such obligations on behalf of both Sublessor and Sublessee.

                  (iv) Sublessor agrees not to modify the Master Lease in a manner that materially adversely affects Sublessee's rights under this Sublease. Sublessee and Sublessor will each refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease. Sublessor agrees to timely perform all of its obligations under the Master Lease, including, without limitation, the payment of all rent thereunder.

            r. Subordination. The provisions of Section 15.1 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to Sublessor herein, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the ten (10) business day period therein is hereby amended to a five (5) business day period.

            s. Right of Entry. The provisions of Article 16 of the Master Lease are hereby incorporated by reference herein as if set forth in full herein, except that all references to "Landlord" therein shall be deemed references to each of Sublessor and Master Lessor, all references to "Tenant" therein shall be deemed references to Sublessee herein, all references to the "Premises" therein shall be deemed references to the Subleased Premises, all references to the "Lease" therein shall be deemed references to this Sublease and the twenty four
(24) hour period therein is hereby amended to a twelve (12) hour period. Notwithstanding the forgoing, if the entry to the Subleased Premises is sought by Sublessor rather than by Master Lessor, such entry shall be on twenty four
(24) hours notice.

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            t. Notices. Any notice that may or must be given by either party under this Sublease shall be delivered: (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party for whom it is intended. Any notice given to Sublessor or Sublessee shall be sent to the respective address set forth below, or to such other address as that party may designate. A notice sent pursuant to the terms of this section shall be deemed delivered: (A) when delivery is attempted, if delivered personally and during business hours, (B) three (3) business days after deposit into the United States mail, or (C) the business day following deposit with a nationally recognized overnight courier.

            If to Sublessor:         pursuant to Article 18 of the Master Lease

            If to Sublessee:         Mindspeed Technologies, Inc.

                                     4000 MacArthur Boulevard, East Tower
                                     Newport Beach, CA  92660
                                     Attn:  Facilities Manager

            With a copy to:          Mindspeed Technologies, Inc.
                                     4000 MacArthur Boulevard, East Tower
                                     Newport Beach, CA 92660
                                     Attn: Mindspeed Legal Team

            If to Master Lessor:     pursuant to Article 18 of the Master Lease.

            u. Brokers. Sublessor and Sublessee each represent and warrant to the other party that no broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Subleased Premises. Sublessee and Sublessor shall indemnify, defend and hold each other harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any other broker or finder in connection with the Subleased Premises and this Sublease resulting from the indemnifying party's actions

            v. Special Provisions. Except as otherwise expressly provided below in this subsection v., the provisions of this subsection v. shall apply with respect to this Sublease:

                  (i) In the event of a conflict between the provision of this Sublease and that certain Distribution Agreement (the "DA") between Sublessee and Sublessor whereby Sublessee was spun-off from Sublessor on June 27, 2003, the provisions of the DA shall apply.

                  (ii) Attached hereto as EXHIBIT C and incorporated herein is a schedule of eight (8) categories of services, which Sublessee may elect Sublessor to perform with respect to or for the benefit of the Subleased Premises pursuant to the provisions of this clause (ii) (the "Additional Services"). For the period from and after the Sublease Commencement Date through June 26, 2005, Sublessor shall provide all of the Additional Services described in items 1 and 3 through 8 of EXHIBIT C and Sublessee shall pay the Additional Services fees attributable to such items set forth in EXHIBIT D as Additional Rental. By March 31st of each year during the Term,

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

Sublessor shall deliver notice to Sublessee, which shall specify the categories of Additional Services available for the year along with the estimated cost of providing the Additional Services to the Subleased Premises. Such costs shall reflect only the actual cost and expense incurred by Sublessor with respect to providing such Additional Services, whether such Additional Services would be provided by Sublessor's personnel or by an outside vendor. By April 30th of each year during the Term, Sublessee shall provide Sublessor with notice as to which, if any, of the categories of Additional Services Sublessee elects Sublessor to provide during the ensuing "lease year" (i.e., the period from and after June 27 of one calendar year through June 26 of the following calendar year). Such notice is irrevocable during the year such services are requested, except that all Additional Services may be terminated by Sublessee in connection with the expiration or sooner termination of this Sublease, so long as such termination was not caused by a default by Sublessee. The cost of all Additional Services elected by Sublessee to be provided shall be paid monthly by Sublessee together with the payment of all Monthly Rental. The provisions of Sections 8.1(c) and
(d) of the Master Lease, as modified pursuant to Section E.i. above, shall apply to the payment of all Additional Services. The parties agree that as long as Sublessor has a cafeteria and/or auditorium at the Newport Beach Campus, then access shall be provided to Sublessee as an Additional Service and that the right to purchase Additional Services is personal to Sublessee and shall not be offered to any subtenant or assignee of Sublessee.

Notwithstanding anything stated to the contrary in this Section E.v., if (a) the Master Lease is terminated for any reason and this Sublease continues in effect in accordance with the provisions of Section E.w. below, or (b) Sublessee is required to attorn to any permitted mortgagee of Sublessor under the terms of
Section 15.2 of the Master Lease, then, effective upon the occurrence of either of the events set forth in clauses (a) and (b) above, the provisions of this Section E.v. shall no longer be effective and shall be void and unenforceable.

            w. Non-Disturbance and Attornment. If the Master Lease terminates for any reason prior to the end of its term, then, notwithstanding anything stated to the contrary herein (including, without limitation, the provisions of Section E.v. herein, which shall no longer be effective), (i) Sublessee's use, possession, and enjoyment of the Premises shall not be disturbed so long as Sublessee is not then in default under this Sublease (unless such default is waived by Master Lessor in its sole and absolute discretion), and (ii) effective as of the termination of the Master Lease (the "Attornment Date"), this Sublease shall automatically (without the need for any further action or documentation) become a lease directly between Master Lessor, as landlord, and Sublessee, as tenant, as if the Master Lessor were the landlord originally named in this Sublease and this Sublease shall be subject to all of the terms and provisions of the Master Lease to the extent incorporated herein by the terms of this Sublease; provided, however, notwithstanding the foregoing, Master Lessor shall not be bound by any future amendment or modification to this Sublease unless Master Lessor consents to such amendment or modification in writing at the time such amendment or modification is entered into. In such event, Sublessee hereby covenants and agrees to attorn to Master Lessor (without any deductions or setoffs except as expressly provided herein) as of the Attornment Date, and to recognize the Master Lessor as the landlord under this Sublease; provided, however, Sublessee shall not be liable for any acts, omissions or defaults of Sublessor under the Master Lease other than any such acts, omissions or defaults existing as of the Attornment Date which, with notice and/or lapse of time, become an Event of Default by Sublessee under this Sublease; and provided, further, that, so long as

Sublessee is not in monetary breach of this Sublease as of the Attornment Date, in no event shall Sublessee be responsible for payment of rent due and payable to Master Lessor by Sublessor prior to the Attornment Date. Master Lessor shall not be liable for any acts, omissions or defaults of Sublessor, or the return of any security deposit except for the security deposit actually paid to Master Lessor, either in cash or by posting of a letter of credit, by Sublessor under the Master Lease. Upon request by Master Lessor, Sublessee will execute a document confirming the foregoing agreements by Sublessee. Sublessee hereby acknowledges and agrees that upon the occurrence of the events set forth above in clauses (i) and (ii) of this Section E.w., Sublessor shall automatically be released from any further obligations under this Sublease to the extent first arising after the Attornment Date. Notwithstanding the foregoing, if the Master Lease is terminated as a result of a taking under Article 9 of the Master Lease, this Sublease shall only continue between Master Lessor and Sublessee as to the remaining portion of the Subleased Premises not subject to the taking.

            x. Right of First Refusal. Sublessor shall have the right of first refusal during the Term of this Sublease to sub-sublease from Sublessee any portion of the Subleased Premises that Sublessee desires to sub-sublease to a third party (collectively, the "First Refusal Space") on the terms set forth in this subparagraph w. In the event Sublessee receives a bona fide offer to sublease the First Refusal Space or any portion thereof which Sublessee desires to accept, Sublessee shall give Sublessor written notice thereof and of such other terms on which Sublessee is willing to sublease such First Refusal Space (or portion thereof). Sublessor shall have the right to sublease the First Refusal Space or portion thereof specified in Sublessee's notice on the terms set forth in Sublessee's notice and otherwise on the terms and conditions set forth in this Sublease (except that, in such sub-sublease, the term "Sublessor" as used in this Sublease shall be amended to refer to Sublessee, the term "Sublessee" as used in this Sublease shall be amended to refer to Sublessor, the term "Subleased Premises" as used in this Sublease shall be amended to refer to such First Refusal Space or portion thereof which is the subject of Sublessee's notice, the "Security Deposit" as used in this Sublease and any Additional Rental payable under this Sublease shall be amended to be a straight-line pro rata share for purposes of the sub-sublease, the "Sublease Commencement Date" as used in this Sublease shall be amended to refer to the commencement date specified in Sublessee's notice and the provisions of Section E.v.(ii) shall not apply as between Sublessor and Sublessee with respect to such sub-subleased space). If Sublessor desires to exercise the foregoing right, it shall do so, if at all, by written notice to Sublessee given within ten (10) days after the date of Sublessee's notice. If Sublessor fails to exercise the foregoing right within the time and in the manner set forth herein, such right shall lapse and thereafter not be exercisable by Sublessor as to the First Refusal Space or portion thereof so offered, and Sublessee shall be free to sub-sublease the space so offered to any third party, on terms no more favorable to the sub-sublessee than those specified in Sublessee's notice; provided, however, if any First Refusal Space previously offered to Sublessor as to which Sublessor fails to exercise the foregoing right again becomes available for sub-sublease during the Term (i.e., the third party to whom Sublessee sub-subleased the same vacates or quits the same for any reason, and Sublessee desires to lease such space again), then the foregoing right of first refusal shall again apply.

            y. Master Lessor as a Third Party Beneficiary. Sublessee acknowledges and agrees that it has been advised that Master Lessor would not permit Sublessor and Sublessee to enter into this Sublease without the provisions of Sections E.w. and E.z. herein being enforceable and binding against Sublessee and, in consideration of Master Lessor's entering into the Master Lease and allowing Sublessor and Sublessee to enter into this Sublease, Sublessee acknowledges and agrees that Master Lessor (and its successors and assigns) shall be deemed a third party beneficiary of the provisions of Section E.w. above and Section E.z. below with the full right and power to enforce all of the provisions contained therein against Sublessee.

            z. Payment of Monthly Rental directly to Master Lessor. Upon written request (the "Monthly Rental Direction") at any time by Sublessor, Sublessee shall thereafter remit directly to Master Lessor all Monthly Rental payable by Sublessee to Sublessor hereunder and any such amounts remitted to Master Lessor shall be deemed paid to Sublessor. Following Sublessor's delivery of the Monthly Rental Direction to Sublessee, Sublessee shall not be entitled to thereafter remit Monthly Rental to Sublessor (notwithstanding any direction by Sublessor to do so) without Master Lessor's prior written approval.

            aa. Election under Section 365(h)(1)(A)(ii) of the Bankruptcy Code. Sublessee covenants and agrees that in the event this Sublease is rejected by Sublessor in connection with any bankruptcy proceeding involving Sublessor, Sublessee covenants and agrees to exercise its rights under Section 365(h)(1)(A)(ii) of the Bankruptcy Code to stay in possession of the Subleased Premises and, effective upon the date that this Sublease becomes a direct lease between Master and Sublessee pursuant to Section E.w. above, Master Lessor hereby assumes Sublessor's obligations (expressly excluding any of Sublessor's obligations set forth in Section E.v. above) under this Sublease to the extent arising and accruing after the Effective Date.

            bb. Rooftop Communication Equipment. Sublessee shall have the right to maintain any currently existing rooftop communication equipment, and to install additional rooftop communication equipment that is utilized for Sublessee's own use, on the roof of the East Tower in such locations and pursuant to the Declaration, rules or regulations covering the Subleased Premises as well as any plans and specifications which are reasonably acceptable to Sublessor, such approval not to be unreasonably withheld or delayed.

SUBLESSOR AND SUBLESSEE HAVE CAREFULLY READ AND REVIEWED THIS SUBLEASE AND EACH TERM AND PROVISION CONTAINED HEREIN OR INCORPORATED HEREIN BY REFERENCE AND, BY EXECUTION OF THIS SUBLEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS SUBLEASE IS EXECUTED, THE TERMS OF THE SUBLEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSES OF SUBLESSOR AND SUBLESSEE WITH RESPECT TO THE SUBLEASED PREMISES AND THAT SUBLESSOR AND SUBLESSEE ARE EACH RELYING SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES HEREOF.

      The parties hereto have executed this Sublease on the date specified immediately below their respective signatures below.

MINDSPEED TECHNOLOGIES, INC., a Delaware  CONEXANT SYSTEMS, INC., a Delaware
corporation                               corporation

By: /s/ Wayne Nesbit                      By: /s/ Dennis E. O'Reilly

Title: VP Operations                      Title: SVP, Chief Legal Officer and
                                          Secretary

                    "Sublessee"                            "Sublessor"

Dated:  March 14, 2005                    Dated:  March __, 2005

                            List of Omitted Exhibits

      The following exhibits to the Amended and Restated Sublease have been omitted and shall be furnished supplementally to the Commission upon request:

Exhibit A                               --    Subleased Premises
Exhibit A to Exhibit B, Master Lease    --    Legal Description
Exhibit B to Exhibit B, Master Lease    --    Floor Plan of Premises
Exhibit C to Exhibit B, Master Lease    --    Form of Letter of Credit
Exhibit D to Exhibit B, Master Lease    --    Provisions to be Addressed in New
                                              Lease

                                    EXHIBIT B

                                  MASTER LEASE

                                   EAST TOWER
                                      LEASE

      THIS EAST TOWER LEASE (this "LEASE") is entered into as of March 24, 2005, to be effective as of the Closing Date pursuant to the Purchase Agreement (as such initially capitalized terms are defined in Recital B below) (the "EFFECTIVE DATE") by and between IDF/KBS 4000 MacArthur, LLC, a Delaware limited liability company ("LANDLORD") and Conexant Systems, Inc., a Delaware corporation ("TENANT").

                                    RECITALS

      A. Landlord is the owner of that certain real property (the "PROPERTY") located in the City of Newport Beach, County of Orange, State of California, commonly known as 4000 MacArthur Boulevard, as legally described on Exhibit A attached hereto, together with all existing and hereafter constructed improvements thereto, including, but not limited to, two (2) buildings connected by a two-story bridge totaling approximately 373,447 rentable square feet -- one building commonly referred to as the "East Tower" with the two-story bridge (collectively, the "EAST TOWER") contains approximately 193,137 rentable square feet and the other, referred to as the "West Tower" (the "WEST TOWER"), contains approximately 180,310 rentable square feet (collectively, the "IMPROVEMENTS"), and all of Landlord's right, title and interest in and to all rights, privileges, easements and appurtenances benefiting the Property (collectively, the "APPURTENANT RIGHTS"). The Property, the Improvements and the Appurtenant Rights are collectively referred to herein as the "PROJECT." The West Tower is located on the west side of the Property and the East Tower is located on the east side of the Property.

      B. Approximately concurrently with the execution and delivery of this Lease, Tenant, as Seller, and Landlord, as Buyer, are entering into that certain Purchase and Sale Agreement and Joint Escrow Instructions (the "PURCHASE AGREEMENT") providing for the sale of the Project to Landlord. This Lease shall be effective at 12:01 a.m. on the "Closing Date" as defined in the Purchase Agreement (herein, the "CLOSING DATE"). Effective as of the Closing Date, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the portion of the Project consisting of the entire East Tower (collectively, with the Appurtenant Rights benefiting such Improvements, the "PREMISES") on the terms and conditions set forth below. Landlord acknowledges that, concurrently with the execution of this Lease, Tenant intends to sublease the entire Premises to Mindspeed Technologies, Inc., a Delaware corporation ("MINDSPEED") in accordance with the terms and conditions of an Amended and Restated Sublease (the "SUBLEASE") between Tenant and Mindspeed. Notwithstanding the foregoing, if at any time after the Effective Date, Tenant is leasing less than the entire East Tower under this Lease, then all references in this Lease to the "Premises" shall mean that portion of East Tower (together with the Appurtenant Rights benefiting the East Tower) then leased by Tenant under this Lease.

                                   ARTICLE 1
                                    PREMISES

      1.1 LEASE. Effective as of the Closing Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term (as defined in Article 2) and upon the terms, covenants and conditions set forth in this Lease. In the event that the Closing Date fails to occur and the Purchase Agreement terminates for any reason, this Lease shall be of no further force or effect. From and after the commencement of the Renewal Term (as defined in Section 2.2) for less than the entire East Tower, it is acknowledged and agreed that the term Premises shall not include any Common Areas (as defined in Section 4.8(c)(i) below), and Tenant shall surrender any such Common Areas to Landlord.

                                    ARTICLE 2
                           TERM AND EXTENSION OPTIONS

      2.1 TERM. This Lease shall be effective from and after, and the term of this Lease (as may be extended, the "TERM") shall commence on, the Closing Date (the "COMMENCEMENT DATE") and the Term shall end, subject to Section 2.2 below, at 11:59 p.m., Pacific time, on June 26, 2008 (the "EXPIRATION DATE").

      2.2 EXTENSION OF TERM.

            (a) Provided that no Event of Default has occurred and is continuing as of (i) the date Tenant gives notice to Landlord hereunder of its election to extend the Term, or (ii) the Expiration Date, Tenant shall have the right to extend the Term for all or a portion of the Premises (the "RENEWAL OPTION") for one (1) two (2) year period (the "RENEWAL TERM"); provided, however, notwithstanding the foregoing, (x) the portion of the Premises for which Tenant elects to exercise its Renewal Option must (i) consist of one or more full floors, with each floor being occupied by either Tenant, Mindspeed under the Sublease or both Tenant and Mindspeed under the Sublease, and (ii) start on the first floor (the "FIRST FLOOR") of the East Tower, and (y) Tenant shall be required to exercise the Renewal Option for all floors, if any, situated between the First Floor and the highest floor in the East Tower in which Tenant solely or Tenant and Mindspeed under the Sublease (and not Mindspeed solely) occupies space (the "TOP FLOOR") and for which Tenant elects to exercise the Renewal Option; provided, further, however, that it is expressly acknowledged and agreed that Tenant may exercise the Renewal Option for full floors above the Top Floor that are occupied solely by Mindspeed under the Sublease. On the first day of the Renewal Term, Tenant shall make the lump sum payment, if any, required to be made under Section 2.2(e) below and/or shall execute and deliver to Landlord the Renewal Term Capital Expense Acknowledgement (as such term is defined in Section 2.2(e) below), if any, required to be executed under Section 2.2(e) below. The Renewal Option granted to Tenant herein is not personal to Tenant and may be exercised by any permitted assignee under the terms of this Lease or by any subtenant to which such right is specifically granted. Any such extension of the Term shall be subject to and on all of the same terms and conditions of this Lease, as the same may be amended, supplemented or modified from time to time, except that Monthly Rental shall be equal to the Monthly Rental payable during the last year of the initial Term subject to adjustment pursuant to Section 4.2 below. Without in any way limiting the foregoing, there shall be no increase in the Security Deposit, parking charges, insurance requirements or any other matters bearing on the economics contained in this Lease other than the Monthly Rental. At least twelve (12) months prior to the Expiration Date, Tenant shall provide Landlord with written notice stating that Tenant is exercising its extension option (the "EXTENSION NOTICE").

            (b) Intentionally Omitted.

            (c) Intentionally Omitted.

            (d) Intentionally Omitted.

            (e) Tenant covenants and agrees that, if Tenant exercises the Renewal Option, Tenant shall, on or before the first day of the Renewal Term,
(1) to the extent Tenant has exercised the Renewal Option for the entire East Tower, make a lump sum payment to Landlord equal to the sum of all Applicable Adjusted Uncovered Capital Expense Balances (as defined below in this Section 2.2(e)), if any, for all Capital Expense items completed or put in service through the last day of the current Term of this Lease, and (2) to the extent Tenant has exercised the Renewal Option for only a portion of the East Tower, acknowledge in writing ("RENEWAL TERM CAPITAL EXPENSE ACKNOWLEDGMENT") to Landlord, the aggregate amount, as of the Expiration Date, of all Applicable Adjusted Uncovered Capital Expense Balances, if any, for all Capital Expense items completed or put in service through the last day of the initial Term of this Lease.

            For purposes of this Lease, the following terms shall have the following meanings:

            (i) the term "ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE" shall mean at any time and from time to time with respect to any Uncovered Capital Expense Balance (as such term is defined in Section 8.1(c)(ii) below) required to be paid by Landlord under Section 8.1(c)(ii) below, the original amount of such Uncovered Capital Expense Balance, less any portion of such Uncovered Capital Expense Balance for which Landlord receives reimbursement from Tenant from time to time under this Section 2.2(e) and/or under Section 4.8(d)(i) below as a result of Tenant's exercise of the Renewal Term, less any portion of such Uncovered Capital Expense Balance that has become a Lost Uncovered Expense Balance (as such term is defined below in this Section 2.2(e));

            (ii) the term "APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCES" shall mean at any time and from time to time an amount determined by adding together the Applicable Adjusted Uncovered Capital Expense Balance for all Capital Expense items paid by Landlord under Section 8.1(c) below from time to time;

            (iii) the term "APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE" shall mean at any time and from time to time, as to any Adjusted Uncovered Capital Expense Balance, an amount determined by multiplying such Adjusted Uncovered Capital Expense Balance by a fraction, the numerator of which is x and the denominator of which is y, where

                  (A) x equals the lesser of (1) the Useful Life (as such term is defined in Section 8.1(c)(i) below) of the Capital Expense item that gave rise to such Adjusted Uncovered Capital Expense Balance, minus the number of years (or any portion thereof) that have expired since the Capital Expense item that gave rise to such Uncovered Capital Expense Balance was completed or put in service at the East Tower (hereinafter referred to as the "REMAINING USEFUL LIFE") or (2) the Renewal Term, "New Lease Option Term" or "New Lease Renewal Term" (as such terms are defined in Section 2.3 below), as applicable, and

                  (B) y equals the Remaining Useful Life of the Capital Expense that gave rise to the Uncovered Capital Expense Balance under Section 8.1(c) below;

            (iv) the term "LOST UNCOVERED EXPENSE BALANCE" shall mean, at any time the Adjusted Uncovered Capital Expense Balance is being calculated for the Renewal Term, New Lease Option Term or New Lease Renewal Term, an amount determined by multiplying (a) 1, minus Tenant's Portion, by (b) the Adjusted Uncovered Capital Expense Balance existing immediately prior to calculating the Lost Uncovered Expense Balance;

            (v) the term "LOST UNCOVERED EXPENSE BALANCES" shall mean, at any time the Adjusted Uncovered Capital Expense Balance is being calculated for any Renewal Term, the New Lease Option Term or the New Lease Renewal Term, an amount determined by adding together each Lost Uncovered Expense Balance previously calculated in connection with the determination of the Adjusted Uncovered Capital Expense Balance; and

            (vi) the term "TENANT'S PORTION" shall mean at any time, and from time to time, the quotient determined by dividing the rentable square footage of the Premises for the Renewal Term, the New Lease Option Term or the New Lease Renewal Term, as applicable, by the rentable square footage of the Premises for the Term immediately preceding the Renewal Term, the New Lease Option Term or the New Lease Renewal Term, as applicable.

Attached hereto as Exhibit E and made a part hereof are examples of how to calculate the Applicable Adjusted Uncovered Capital Expense Balance for any Capital Expense item.

      2.3 NEW LEASE OPTION AND NEW LEASE RENEWAL OPTION

                  (a) (i) Tenant shall have the right, exercisable by delivery of written notice to Landlord ( the "NEW LEASE NOTICE") no less than twelve (12) months prior to the expiration date of the Renewal Term, to enter into a new lease for all or a portion of the Premises (the "NEW LEASE OPTION") for a period commencing on the day following the expiration of the Renewal Term and ending on the last day of the initial Term (as such term is defined in the Other Lease, as defined in Section 2.3(b)(i) below) of the Other Lease (hereinafter referred to as the "NEW LEASE OPTION TERM") subject to each of the following conditions: (A) no Event of Default has occurred and is continuing as of (1) the date Tenant delivers the New Lease Notice to Landlord, or (2) as of the last day of the Renewal Term, (B) as of the first day of the New Lease Option Term, the Other Lease (as such term is defined in Section 4.8(a)(i) below) remains in effect and no Event of Default (as such term is defined in the Other Lease) has occurred and is continuing under the Other Lease, and (C) Tenant has exercised the Renewal Option in accordance with the provisions of Section 2.2(a) above and, as of the last day of the Renewal Term, this Lease remains in full force and effect; provided, however, notwithstanding the foregoing, the portion of the Premises for which Tenant elects to exercise its New Lease Option (x) can only be exercised with respect to all or a portion of the Premises then being leased at the end of the Renewal Term, and (y) must start on the first floor of the East Tower and continue on contiguous full floors above the first floor so that, taken as a whole, all of the Premises that are the subject of such New Lease Option are contiguous full floors starting on the first floor of the East Tower and ending on the highest full floor comprising the Premises that is the subject of the New Lease Option.

                  (ii) The New Lease Option granted to Tenant herein is personal to Tenant and may not be exercised by any assignee under the terms of this Lease, other than an assignee permitted under clauses (a), (x), (y) or (z) appearing in Section 10.1 below. The lease of space in the East Tower pursuant to the exercise of the New Lease Option shall be documented through the execution and delivery by Landlord and Tenant of a new lease (the "NEW LEASE") prior to the expiration of the Renewal Term that shall be substantially in the form of this Lease, except that the New Lease will differ from this Lease in the manner described in Exhibit D attached hereto. Monthly Rental under the New Lease shall be equal to the product of (a) the rentable square footage of the Premises being leased under the New Lease, with such rentable square footage being determined based upon the measurements set forth in Exhibit B attached hereto, multiplied by (b) the monthly rental rate per rentable square foot payable under the Other Lease for the period during which the New Lease will be in effect.

                  (iii) Tenant covenants and agrees that, if Tenant exercises the New Lease Option, Tenant shall, on or before the first day of the New Lease Option Term, (i) to the extent Tenant has exercised the New Lease Option for the entire East Tower, make a lump sum payment to Landlord equal to the sum of all Applicable Adjusted Uncovered Capital Expense Balances, if any, for all Capital Expense items completed or put in service under this Lease prior to the commencement of the New Lease Option Term, or (ii) to the extent Tenant has exercised the New Lease Option for only a portion of the East Tower, acknowledge in writing ("NEW LEASE CAPITAL EXPENSE ACKNOWLEDGMENT") to Landlord the aggregate amount of (with respect to the Premises to be leased under the New Lease and the Remaining Useful Life of the Capital Expense item(s)) all Applicable Adjusted Uncovered Capital Expense Balances, if any, for all Capital Expense items completed or put in service prior to the commencement of the New Lease Option Term, which New Lease Capital Expense Acknowledgment shall also set forth the dollar amount of the monthly payments to be made by Tenant during the New Lease Term as Building Operating Costs in payment of the amount set forth in the New Lease Capital Expense Acknowledgment; the amount of such monthly payments and/or lump sum payments shall be set forth in the New Lease. The monthly amount to be paid during the New Lease Option Term in payment of the amount set forth in the New Lease Capital Expense Acknowledgment shall be equal to the product of (1) the amount set forth in the New Lease Capital Expense Acknowledgment, multiplied by (2) 1/56.75.

            (b) (i) The New Lease shall provide that, so long as no Event of Default (as such term is defined in the New Lease) has occurred and is continuing thereunder as of (i) the date Tenant gives notice to Landlord thereunder of its election to extend the New Lease Option Term, or (ii) the expiration of the New Lease Option Term, and provided that Tenant has exercised its renewal option under Section 2.2 of the lease dated of even date herewith between Landlord and Tenant for the West Tower (the "OTHER LEASE") so that the Other Lease continues in effect during the New Lease Renewal Term (as such term is defined below in this Section 2.3(b)), Tenant shall have the right to extend the New Lease Option Term for all or a portion of the Premises (the "NEW LEASE RENEWAL OPTION") for one (1) five (5) year period (the "NEW LEASE RENEWAL TERM") by notice to Landlord delivered within thirty (30) days after the "Fair Market Rental Rate" (as defined in the Other Lease) is determined under the Other Lease; provided, however, notwithstanding the foregoing, the portion of the Premises for which Tenant elects to exercise its New Lease Renewal Option (x) can only be exercised with respect to all or a portion of the Premises then being leased at the end of the New Lease Option Term, and (y) must start on the first floor of the East Tower and continue on contiguous full floors above the first floor so that, taken as a whole, all of the Premises that are the subject of such New Lease Renewal Option are contiguous full floors starting on the first floor of the East Tower and ending on the highest full floor comprising the Premises that is the subject of the New Lease Renewal Option.

                  (ii) The New Lease Renewal Option granted to Tenant under the New Lease is personal to Tenant and may not be exercised by any permitted assignee under the terms of the New Lease other than an assignee permitted under clauses (a), (x), (y) or (z) appearing in Section 10.1 below. Any such extension of the New Lease Option Term shall be subject to and on all of the same terms and conditions set forth in the New Lease, as the same may be amended, supplemented or modified from time to time. Monthly rental under the New Lease during the New Lease Renewal Term shall be equal to the product of (a) the rentable square footage of the Premises being leased under the New Lease, with such rentable square footage being determined based upon measurements set forth in Exhibit B attached hereto, multiplied by (b) the monthly rental rate per rentable square foot payable under the Other Lease during the period that the New Lease Renewal Term will be in effect.

                  (iii) The New Lease shall also provide that, if Tenant exercises the New Lease Renewal Option, Tenant shall, on or before the first day of the New Lease Renewal Term, (A) to the extent Tenant has exercised the New Lease Renewal Option for the entire East Tower, make a lump sum payment to Landlord equal to the sum of all Adjusted Uncovered Capital Expense Balances, if any, for all Capital Expense items completed or put in service under this Lease prior to the commencement of the New Lease Renewal Term, or (B) to the extent Tenant has exercised the New Lease Renewal Option for only a portion of the East Tower, acknowledge in writing ("NEW LEASE RENEWAL CAPITAL EXPENSE ACKNOWLEDGMENT") to Landlord the aggregate amount of (with respect to the Premises to be leased under the New Lease during the New Lease Renewal Term) all Applicable Adjusted Uncovered Capital Expense Balances, if any, for all Capital Expense items completed or put in service prior to the commencement of the New Lease Renewal Term, which New Lease Renewal Capital Expense Acknowledgment shall also set forth the dollar amount of the monthly payments to be made by Tenant during the New Lease Renewal Term as Building Operating Costs in payment of the amount set forth in the New Lease Renewal Capital Expense Acknowledgment. The monthly amount to be paid during the New Lease Renewal Term in payment of the amount set forth in the New Lease Renewal Capital Expense Acknowledgment shall be equal to the product of (1) the amount set forth in the New Lease Renewal Capital Expense Acknowledgment, multiplied by (2) 1/60.

                                    ARTICLE 3
                                   POSSESSION

      3.1 CONDITION. Tenant hereby acknowledges that it is currently in possession of the Premises, and is familiar with the condition thereof and accepts the Premises in its "AS-IS" condition with all faults, and Landlord makes no representation or warranty of any kind with respect to the Premises.

                                    ARTICLE 4
                                     RENTAL

      4.1 MONTHLY RENTAL. Tenant shall pay to Landlord the amount of Three Hundred Twenty Eight Thousand Three Hundred Thirty Two and 90/100ths Dollars ($328,332.90) ("MONTHLY RENTAL") in advance, on or before the first (1st) day of each month, without prior demand, commencing on the Commencement Date. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Monthly Rental for the first partial month shall be an amount equal to the Monthly Rental times a fraction, the numerator of which is the actual number of days from and after the Commencement Date in such partial month and the denominator of which is the actual number of days in such month. Notwithstanding the foregoing, Monthly Rental for the first month of the Term (prorated based on the actual number of days in such month if the Term commences on a day other than the first day of a month) shall be paid through the escrow established pursuant to the Purchase Agreement. Upon the commencement of any Renewal Term for less than the entire Premises which were the subject of this Lease at the time the Renewal Option was exercised, Monthly Rental shall be revised to the product of (a) the usable square footage of the Premises (using the calculations set forth in Exhibit B attached hereto and using a 15.34% load factor) after such commencement, multiplied by (b) the applicable square foot rate determined in accordance with Section 2.2 above. Notwithstanding anything stated to the contrary in this Section 4.1 or elsewhere in this Lease, following Landlord's written request to Tenant given at least twenty (20) days prior to the date the next installment of Monthly Rental is due hereunder, Tenant shall promptly request and direct (the "DIRECT PAYMENT NOTICE") Mindspeed to remit directly to Landlord (in accordance with written instructions provided by Landlord) all Monthly Rental due and owing by Mindspeed to Tenant thereafter from time to time under the Sublease and any such Monthly Rental received by Landlord from Mindspeed under the Sublease shall be credited against the Monthly Rental due by Tenant under this Lease. In no event shall an Event of Default have occurred hereunder as a result of Mindspeed's late payment to Landlord of any installment of Monthly Rental unless and until, within five
(5) business days after Landlord gives Tenant written notice of Mindspeed's failure to pay an installment of Monthly Rental, Tenant fails to pay the same within such five (5) business days after such notice is given; provided, however, in the event Landlord receives from both Mindspeed and Tenant payments with respect to any installment of Monthly Rental, Landlord shall, within one
(1) business day after receipt of the duplicate payment for such month remit to Tenant the amount paid by Tenant; and provided, further, that Tenant shall have the right, at Tenant's cost and upon not less than ten (10) days prior written notice to Landlord and during Landlord's normal business hours, to audit Landlord's records with respect to Landlord's receipt of Monthly Rental received directly from Mindspeed.

      4.2 ADJUSTMENTS TO MONTHLY RENTAL. The Monthly Rental payable under
Section 4.1 shall be increased annually commencing on the first (1st) day of the calendar month immediately following the first anniversary of the Commencement Date and on each anniversary of such date thereafter (each an "ADJUSTMENT DATE") including, without limitation, on the first day of the Renewal Term. Notwithstanding the foregoing, in no event shall the first day of the New Lease Option Term or the first day of the New Lease Renewal Term be an Adjustment Date. Upon the Adjustment Date the Monthly Rental amount shall be increased by three percent

(3%) of the Monthly Rental payable by Tenant immediately prior to the applicable Adjustment Date.

      4.3 ADDITIONAL RENTAL. In addition to Monthly Rental, Tenant shall pay, as Additional Rental, all sums required to be paid by Tenant pursuant to this Lease (including, but not limited to, interest, late charges, the Property Management Fee (as defined in Section 4.8(b) below), Tenant's Share (as defined below) of Development Operating Expenses, Building Operating Costs (as such terms are defined in Sections 4.8(a) and 4.8(c) below), Taxes (as defined in Section 5.1 of this Lease) as and when required, utilities, maintenance expenses and insurance premiums (as and when required by Article 11 of this Lease)). Landlord shall have the same rights and remedies for the nonpayment of Additional Rental as it has with respect to the nonpayment of Monthly Rental. "TENANT'S SHARE", shall mean at any time, and from time to time, (a) as to any item of expense that is included in Additional Rental payable hereunder and that is incurred by Landlord or levied against Landlord with respect to the East Tower, a percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the East Tower, and (b) as to any item of expense that is included in Additional Rental payable hereunder and that is incurred by Landlord or levied against Landlord with respect to the Project as a whole (and that is not separately calculated with respect to the East Tower), a percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of both the West Tower and the East Tower. Without limiting the foregoing, Landlord and Tenant acknowledge and agree that Tenant's Share of Development Operating Expenses, Taxes and insurance will be determined in accordance with clause (b) above.

      4.4 PAYMENT OF RENT. All rental shall be paid in lawful money of the United States.

      4.5 PLACE OF PAYMENT. Tenant shall pay Monthly Rental and Additional Rental to Landlord at c/o PM Realty Group, 4675 MacArthur Court, Suite 470, Newport Beach, California 92660, Attention: Mike Muller, Accounting, or to such other address as Landlord may from time to time designate in writing to Tenant.

      4.6 LATE PAYMENTS. If Tenant fails to pay any Monthly Rental or Additional Rental to Landlord within ten (10) days after the same is due, Tenant shall pay a late fee of five percent (5%) of the unpaid amount. Tenant acknowledges that the late payment to Landlord of any installment of Monthly Rental or Additional Rental will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to determine. These costs and expenses may include, but are not limited to, administrative and collection costs and processing and accounting expenses. Therefore, Landlord and Tenant agree that the aforementioned late fee represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant to Landlord. All such late charges and interest shall be deemed Additional Rental.

      4.7 SECURITY DEPOSIT.

            (a) The parties agree that, concurrently with the execution of this Lease, through the escrow established pursuant to the Purchase Agreement, Tenant shall deliver to Landlord a security deposit in the amount of Three Hundred Twenty Eight Thousand Three

Hundred Thirty Two and 90/100ths Dollars ($328,332.90) (the "SECURITY DEPOSIT"), which shall be in the form of an irrevocable standby letter of credit in a form and issued by a financial institution selected by Tenant and reasonably acceptable to Landlord (the "LETTER OF CREDIT"), as security for the performance by Tenant of the terms of this Lease to be performed by Tenant and the terms of the Other Lease(as such term is defined in Section 2.3(b)(i) above) to be performed by Tenant. Within three (3) business days after commencement of the Renewal Term, the New Lease Option Term or the New Lease Renewal Term for less than the Premises which were the subject of this Lease at the time the applicable option therefor was exercised, Landlord shall cooperate with Tenant in causing the face amount of the Letter of Credit to be reduced (and/or any cash portion of the Security Deposit to be appropriately reduced) so that the total amount of the Security Deposit is equal to a prorata share of the Security Deposit for the initial Term, in the case of the Renewal Term, and for the New Lease Option Term, in the case of the New Lease Renewal Term. In no event shall the Security Deposit or any portion thereof be considered prepaid rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any Event of Default by Tenant in the payment of Monthly Rental, Additional Rental, late charge or interest on defaulted rent, or any other monetary obligation of Tenant under this Lease and/or the Other Lease; (ii) to repair damage to the Premises and/or the premises that are the subject of the Other Lease (the "OTHER PREMISES") caused by Tenant which Tenant is required to repair hereunder or under the Other Lease if and when the failure of Tenant to repair is an Event of Default which is continuing; (iii) to clean, restore and repair the Premises and/or the Other Premises following surrender to Landlord if not surrendered in the condition required pursuant to the provisions of this Lease and/or the Other Lease; and
(iv) to remedy any other Event of Default of Tenant hereunder and/or under the Other Lease which is continuing to the extent permitted by law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Premises and/or the Other Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall cause, promptly upon receipt of written demand therefor accompanied by a statement containing the specific Tenant default and reasonable supporting evidence (including invoices and reasonably detailed statements) of the costs and expenses incurred by Landlord to cure such Tenant default, the Letter of Credit to be restored so that the amount that can be drawn thereunder is equal to the face amount of the Letter of Credit (or, if the Security Deposit is being held in the form of cash, the amount of the Security Deposit shall be restored). To the extent any portion of the Security Deposit is held by Landlord in cash, the Security Deposit shall be invested by Landlord in a separate account in a nationally recognized, reputable financial institution insured by the FDIC and/or in an "A" rated money market account. Commencing on the first anniversary of the Commencement Date and annually thereafter, Landlord shall pay to Tenant the amount, if any, of interest credited to Landlord on the portion, if any, of the Security Deposit held by Landlord in cash during the prior calendar year, and shall concurrently provide to Tenant a bank statement for the account covering such period and reflecting total interest accrued during such period. The entire Security Deposit not theretofore applied by Landlord as permitted under this Lease together with all interest accrued thereon and not paid to Tenant as required hereunder shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of the Term. If Landlord transfers the Project during the Term, Landlord shall transfer the Letter of Credit (and any cash portion of the Security Deposit together with interest accrued thereon in accordance herewith to any subsequent owner) in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute and, if any portion of the Security Deposit is in the form of a Letter of Credit, in conformity with any transfer requirements imposed by the issuer of the Letter of Credit, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit and such interest.

            (b) The Letter of Credit shall be an unconditional, irrevocable and transferable letter of credit in form and issued by a financial institution ("ISSUER") reasonably satisfactory to Landlord and Tenant, it being acknowledged and agreed that Comerica Bank shall be an acceptable financial institution for purposes of this Section 4.7 and a letter of credit in the form of Exhibit C hereto shall, notwithstanding anything to the contrary in this Section 4.7, be acceptable. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord thirty (30) days prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect until thirty (30) days after the Expiration Date. Any amount drawn under the Letter of Credit and not utilized by Landlord for the purposes permitted by this Lease shall be held in accordance with this Section 4.7. If Tenant fails to renew or replace the Letter of Credit as required under this Lease or provide a cash security deposit as permitted below in this Section 4.7(b) at least thirty
(30) days before the Letter of Credit's stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Landlord. In the event Landlord draws any amount under the Letter of Credit, Landlord shall promptly notify Tenant thereof in writing, which written notice shall contain the following information: (i) the specific Tenant default and (ii) reasonable supporting evidence (including invoices and reasonably detailed statements) of the costs and expenses incurred by Landlord to cure such Tenant default. Without waiving any right Tenant may have to reasonably dispute any such costs or expenses, Tenant shall, promptly after receipt of such written notice, restore all such amounts drawn by Landlord; provided, however, in the event that Tenant's restoration of the amount of the Letter of Credit as required pursuant to this Section results (or will result) in Landlord holding any Letter of Credit amount and/or proceeds therefrom in excess of the amount required to be maintained by Tenant, Landlord shall, concurrently with Tenant's restoration of the Letter of Credit, refund to Tenant any such excess amount(s). Notwithstanding anything stated to the contrary in this Section 4.7, if Tenant is not able from time to time to provide the Security Deposit in the form of a Letter of Credit on commercially reasonable terms and at commercially reasonable rates (which determinations shall be made by Tenant in its reasonable discretion), Tenant may provide the Security Deposit in the form of cash.

      4.8 COMMON AREAS AND PROJECT MAINTENANCE.

            (a) In addition to Monthly Rental and as part of the Additional Rental payable hereunder, Tenant shall pay to Landlord Development Operating Expenses (as defined below) attributable to the Premises as follows:

                  (i) Tenant agrees to pay directly to the property manager (the "PROPERTY MANAGER") for Koll Center Newport (the "DEVELOPMENT"), as and when due, Tenant's Share of all costs of maintenance and repair (including management and administrative fees), insurance, taxes and utilities attributable to the Development Common Areas (as hereinafter defined) which are now or hereafter assessed by the Property Manager against the Project pursuant to the Declaration and attributable to any period during the Term of this Lease (collectively, the "DEVELOPMENT OPERATING EXPENSES"); provided, however, from and after commencement of the Renewal Term, the New Lease Option Term or the New Lease Renewal Term for less than the entire East Tower, Tenant shall pay Tenant's Share of Development Operating Expenses to Landlord within thirty (30) days after demand by Landlord therefor. The Development consists of approximately 11 parcels of real property, various office buildings located thereon (including the Project) and common areas consisting of common driveways and drive aisles, parking areas, loading areas, sidewalks, landscaped areas and the like which are not intended or designated for the exclusive use of any occupant(s) of the Development (collectively, "DEVELOPMENT COMMON AREAS"), as such Development Common Areas are more particularly described in that certain Declaration of Covenants, Conditions and Restrictions of Koll Center Newport recorded July 20, 1973, in Book 10811, Page 643 of the Official Records of Orange County, California, as the same has been amended and modified (as amended, the "DECLARATION").

                  (ii) Promptly following the Effective Date, and at such other time as Tenant shall request Landlord in writing, Landlord will request the Property Manager to deliver directly to Tenant all reasonably estimated and actual statements of the Development Operating Expenses and Tenant's Share thereof as and when the same shall be due under the Declaration; provided, however, from and after commencement of the Renewal Term, the New Lease Option Term or the New Lease Renewal Term for less than the entire Premises which were the subject of this Lease at the time the applicable option was exercised, Landlord shall forward such statements to Tenant immediately upon Landlord's receipt thereof from the Property Manager, accompanied by a statement advising Tenant how Tenant's Share thereof was determined. Following delivery of a written request to Landlord by Tenant, Landlord shall exercise (at Tenant's sole cost and expense) all rights Landlord may have under the Declaration and at law or in equity to pursue a protest ("PROTEST") with respect to the amount of Development Operating Expenses imposed against the Project from time to time after the Effective Date. To the extent Landlord desires, or Tenant requests Landlord, to engage a consultant in connection with any such Protest, Landlord agrees that it shall engage Cyberlease as the consultant or any other consultant upon which Landlord and Tenant may mutually agree. Notwithstanding the foregoing, Landlord shall have the right, in lieu of pursuing (or continuing to pursue if Landlord has already commenced pursuing) any such Protest, to assign to Tenant (to the extent such right is assignable under the Declaration), either directly or as Landlord's agent, Landlord's rights under the Declaration to protest the amount of any Development Operating Expenses hereafter imposed against the Project from time to time. Tenant covenants and agrees to assign such rights back to Landlord in writing following completion of any Protest so pursued by Tenant. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise either as a result of Landlord's pursuing any

Protest or Tenant's pursuing any Protest as provided above in this Section 4.8(a)(ii); provided, however, notwithstanding the foregoing, (A) Tenant's indemnity obligations under this Section 4.8(a)(ii) shall not apply to any of the foregoing to the extent arising out of Landlord's negligence, willful misconduct or tortious conduct in pursuing any Protest unless the specific conduct that constitutes such negligence, willful misconduct or tortious conduct is undertaken by Landlord at Tenant's specific request (in which event Tenant's Indemnity shall apply), and (B) Tenant's indemnity obligations under this
Section 4.8(a)(ii) shall not apply to the extent that any Protest results in a determination that additional Development Operating Expenses are owed with respect to the Project, in which case Landlord and Tenant shall be responsible for paying their respective shares of the same as provided in this Lease. Additionally, Landlord agrees to indemnify, defend, protect and hold Tenant harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise as a result of Landlord's negligence, willful misconduct or tortuous conduct in pursuing any Protest provided that the indemnity obligations of Landlord under this Section 4.8(a) shall not apply) to specific conduct constituting the negligence, willful misconduct or tortious conduct which is undertaken by Landlord at the specific request of Tenant. Landlord acknowledges that, as of the Effective Date, Tenant and the Property Manager are engaged in a dispute (the "EXISTING DISPUTE") regarding the computation of Development Operating Costs under the Declaration for calendar years 2000 through 2004. Landlord acknowledges and agrees that Tenant retains all rights it may have with respect to the Existing Dispute and may pursue the Declarant (as such term is defined in Section 7.3 below) for reimbursement of amounts paid by Tenant under the Declaration for periods prior to the Effective Date.

      Landlord agrees that, from and after the Effective Date, and so long as the Premises consist of no less than three (3) full floors of the East Tower, Landlord will not consent to any amendment to the Declaration without Tenant's prior written consent, which consent shall not be unreasonably withheld.

            (b) In addition to Monthly Rental and as part of the Additional Rental payable hereunder, and provided that Landlord's property manager is not CB Richard Ellis, an entity owned by, which owns or which is under common control with CB Richard Ellis or a successor in interest, whether by asset or stock transfer, to any of the foregoing, Tenant shall pay to Landlord, as and when Monthly Rental is due hereunder, a property management fee (the "PROPERTY MANAGEMENT FEE") as follows:

                  (i) Until Landlord is obligated (pursuant to the provisions of Section 8.1(a)) to assume Tenant's maintenance obligations set forth in Section 8.1(a), the amount payable by Tenant under this Section 4.8(b) shall be equal to one percent (1%) of the Monthly Rental installment payable by Tenant; and

                  (ii) At any time (if any) that the Premises consist, in the aggregate, of less than the entire East Tower (in which event, pursuant to Section 8.1(a), Landlord is obligated to undertake Tenant's maintenance obligations pursuant to Section 8.1(a)), the amount payable by Tenant under this
Section 4.8(b) shall be equal to that percentage of the Monthly Rental and

Qualified Additional Rental (as defined below in this Section 4.8(b)(ii)) installment payable by Landlord to its property manager under Landlord's contract with its property manager and by other tenants of the Project to Landlord as a property management fee, not to exceed the lesser of (A) that percentage which is customarily payable in arms-length transactions to property managers of comparable status and reputation as Landlord's property manager, by comparable landlords of Comparable Buildings which are multi-tenant in nature, and Tenant's Share of all costs relating to any property managers, assistant property managers, administrative personnel and building engineers to the extent they have responsibilities that are directly attributable to the Premises and Common Areas (including, without limitation, all onsite costs and depreciation on new, dedicated equipment) and all costs incurred in establishing, operating, maintaining and using an onsite office for the Project (only) (including, without limitation, all depreciation on new dedicated equipment and furniture and supplies used in an onsite office), but expressly excluding any of such costs to the extent included in and paid as part of Building Operating Costs (as such term is defined in Section 4.8(c)(i) below) and (B) three percent (3%). As used herein, "COMPARABLE BUILDINGS" means Class "A" office buildings in the Newport Beach/Irvine/John Wayne Airport market area. For the purposes hereof, "QUALIFIED ADDITIONAL RENTAL" shall mean Additional Rental payable hereunder, but expressly excluding the following: the Property Management Fee, interest and late charges, Capital Expenses and Unrelated Alterations.

            (c) In addition to Monthly Rental and as part of the Additional Rental payable hereunder, Tenant shall pay to Landlord Building Operating Costs (as defined below) attributable to the Premises as follows:

                  (i) At such time as Landlord is responsible for performance of the obligations described in Section 8.1(a) below, Tenant shall pay to Landlord Tenant's Share of "BUILDING OPERATING COSTS", which term as used herein means the reasonable, out-of-pocket costs and expenses payable by Landlord in connection with the operation, maintenance and repair of the East Tower and Common Areas (as defined below), including, but not limited to, (A) the cost of landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash, janitorial services, security services, mechanical and electrical systems and equipment, and other similar items; (B) the total cost of compensation and benefits of personnel below the level of project manager to implement the services referenced herein; (C) the cost of operating, repairing and maintaining life, safety, and access systems, including, without limitation, sprinkler systems; (D) the cost of water, electricity, gas and any other utilities provided to the Common Areas; (E) accounting fees and expenses; (F) municipal inspection fees or charges; and (G) all costs and expenses paid in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature. The computation of Building Operating Costs shall be made in accordance with generally accepted accounting principles. As used herein "COMMON AREAS" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, restrooms, stairways, elevators, lobbies and hallways within the East Tower. In no event shall Building Operating Costs include any of the following:

                        (I) the cost of any work or service performed for any tenant, including Tenant, at that tenant's cost;

                        (II) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, athletic or recreational club;

                        (III) the cost of correcting structural defects in the construction of the Premises or the Project;

                        (IV) salaries of officers, executives and partners of Landlord;

                        (V) the cost of any work or service performed for any tenant of the Project to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants of the Project, including Tenant;

                        (VI) the cost of any work or service performed for any facility not included within the Project;

                        (VII) the cost of any items for which Landlord is reimbursed by insurance or otherwise (excluding any insurance deductibles and other reductions in the amount of such reimbursements);

                        (VIII) the cost of any capital additions, including tenant improvements, to the Project, including increased Taxes, and other Building Operating Costs related thereto;

                        (IX) the cost of any repairs, alterations, additions, changes, replacements and other items that are made in order to prepare for a new tenant's occupancy (including, without limitation, the cost of removing and/or installing the signage of any tenant in the Project, including Tenant);

                        (X) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

                        (XI) any real estate brokerage commissions or other cost incurred in procuring other tenants;

                        (XII) any advertising expenses;

                        (XIII) any costs included in Building Operating Costs representing an amount paid to an entity or individual related to Landlord which is in excess of the amount which would have been paid in the absence of the relationship;

                        (XIV) charges, including applicable taxes, for electricity, steam and other utilities for which Landlord is entitled to reimbursement from any tenant (other than as Building Operating Costs);

                        (XV) any costs of painting or decorating any space in the Project intended for a tenant's occupancy;

                        (XVI) any expenses for repairs or maintenance which are recovered by warranty and service contracts, including those in existence on the Effective Date (and Landlord shall use commercially reasonable efforts to recover any such expenses which are covered by such contracts);

                        (XVII) costs of operating the parking structures for the Project, except to the extent such costs exceed the parking revenues derived therefrom;

                        (XVIII) expenses in the nature of interest, fines or penalties imposed upon Landlord with respect to the Project;

                        (XIX) non-cash items, such as deductions for depreciation or obsolescence of the Project and building equipment (unless the same is leased by Landlord, but only to the extent included in scheduled lease payments), improvements to the Common Areas, equipment (unless the same is leased by Landlord, but only to the extent included in scheduled lease payments) used in maintaining the Common Areas or interest on capital invested;

                        (XX) costs incurred in renovating or otherwise altering, improving, decorating or redecorating any space intended for a tenant's occupancy or providing special or extraordinary services to tenants or other occupants of the Project;

                        (XXI) costs of repair, abatement, removal or cleanup of Hazardous Materials (as defined in Section 7.5(a) below) located in or about the Project;

                        (XXII) reserves for future expenses;

                        (XXIII) except as expressly provided in Section 4.8(d) below, Capital Expenses;

                        (XXIV) costs or expenses incurred in connection with any earthquake retrofitting of the Project or any portion thereof;

                        (XXV) Costs and expenses of Unrelated Alterations;

                        (XXVI) costs and expenses payable by Landlord pursuant to Section 7.4(b) below; and

                        (XXVII) Taxes or insurance costs.

To the extent not previously taken into account in determining Building Operating Costs, Building Operating Costs shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or the Project manager in the purchase of any goods, utilities, or services in connection with the operation of the East Tower and/or Project, as applicable. Landlord shall, to the extent that operating revenues of the Project received by Landlord are sufficient in amount at the times necessary to make such payments, attempt to make payments for goods, utilities, and services in a timely manner to obtain the maximum possible discounts. Landlord shall attempt to make payments of the type described in the foregoing sentence in the manner described therein, but shall not be liable to Tenant, nor shall Tenant be entitled to any reduction in or offset against Building Operating Costs, in the event Landlord fails to do so. Landlord will not collect or be entitled to collect Building Operating Costs from all of its tenants in an amount which is in excess of 100% of the Building Operating Costs actually paid or incurred by Landlord.

                  (ii) Within ninety (90) days before Landlord first becomes responsible for performance of the obligations described in Section 8.1(a) below and at least ninety (90) days before the commencement of each calendar year thereafter during the Term when Landlord remains responsible for such obligations, Landlord shall deliver to Tenant a reasonable estimate of the anticipated Building Operating Costs for the forthcoming calendar year. Tenant shall pay to Landlord, as Additional Rental, commencing effective as of the date Landlord first becomes responsible for performance of the obligations described in Section 8.1(a) below, and continuing on the first day of each calendar month thereafter while Landlord remains responsible for such obligations, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying the then reasonably estimated Building Operating Costs (excluding Capital Expenses for items considered capital in nature which have not yet been completed or put in service at the Project) times Tenant's Share.

            (d)  (i) Notwithstanding anything stated to the contrary in this
Section 4.8(d) or elsewhere in this Lease, if Tenant exercises its Renewal Option, New Lease Option or New Lease Renewal Option for less than the entire East Tower, then any Applicable Adjusted Uncovered Capital Expense Balance arising from a Capital Expense item completed or put in service prior to the commencement of the applicable renewal term shall be considered a Building Operating Cost and shall be paid on a monthly basis (for the lesser of the number of months in such ensuing term or the number of months in the Remaining Useful Life of the applicable Capital Expense item) with all other Building Operating Costs as follows, instead of being paid in a lump sum as provided in
Section 2.2(e) above: The amount to be paid on a monthly basis (for the lesser of the number of months in such ensuing term or the number of months in the Remaining Useful Life of the applicable Capital Expense item) during the ensuing renewal term shall be equal to the product of (a) such Applicable Adjusted Uncovered Capital Expense Balance, multiplied by, (b) a fraction, the numerator of which is 1 and the denominator of which is the lesser of the number of months (and any portion of any month) in the ensuing renewal term, and the number of months (and any portion of any month) in the Remaining Useful Life of such Capital Expense item.

                  (ii) Notwithstanding anything stated to the contrary in this
Section 4.8(d) or elsewhere in this Lease, if Tenant exercises its Renewal Option, New Lease Option or New Lease Renewal Option for less than the entire East Tower, then Tenant's Share of any Capital Expense item completed or put in service after the commencement of the applicable renewal term shall be considered a Building Operating Cost and shall be paid on a monthly basis (for the lesser of the number of months remaining in such renewal term or the number of months in the Remaining Useful Life of the applicable Capital Expense item) with all other Building Operating Costs as follows, instead of being paid in a lump sum as provided in Section 8.1(c)(i) below: The amount to be paid on a monthly basis (for the lesser of the number of months in such renewal term or the number of months in the Remaining Useful Life of the applicable Capital Expense item) during the remainder of such renewal term in which the Capital Expense item was completed or put in service (i.e., during the period of such renewal term remaining after the date such Capital Expense item was completed or put in service) (the "CAPITAL EXPENSE EFFECTIVE DATE") shall be equal to the product of (a) Tenant's Share of such Capital Expense item calculated in accordance with the provisions of Section 8.1(c)(i) below, multiplied by (b) a fraction, the numerator of which is 1 and the denominator of which is the lesser of the number of months (and any portion of any month) that remain in the applicable renewal term following the Capital Expense Effective Date and the number of months (and any portion of any month) in the Remaining Useful Life of such Capital Expense item.

      4.9 ANNUAL STATEMENT; AUDIT RIGHTS.

            (a) The payment of any installment of Tenant's Share of Development Operating Expenses, Taxes (as defined in Section 5.1(a) below) or insurance costs incurred by Landlord pursuant to Section 11.2 below or Building Operating Costs or the Property Management Fee (collectively herein, "OPERATING EXPENSES") by Tenant shall not preclude it from questioning the correctness of any annual expense statement in the manner provided in this Section. By no later than September 15 of each calendar year, Landlord shall deliver to Tenant a statement of Operating Expenses (an "ANNUAL STATEMENT") incurred with respect to the Premises for the prior calendar year and the amount previously paid by Tenant for each category thereof. If the amount of reasonably estimated Operating Expenses paid by Tenant for any year during the Term exceeds the actual Operating Expenses for such year, Landlord shall apply any amounts due to Tenant hereunder to any outstanding amounts due or amounts next coming due from Tenant to Landlord or, at Tenant's election, deliver such excess to Tenant within thirty (30) days. If the reasonably estimated Operating Expenses for such year are less than the actual Operating Expenses for such year, then, subject to the provisions of Section 4.8(b) above with respect to the Property Management Fee, Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of the Annual Statement, as additional rent, Tenant's Share of the difference between the amount of actual Operating Expenses and the amount of reasonably estimated Operating Expenses. In the event the Term of this Lease expires, or this Lease is otherwise terminated, Landlord shall compute and prorate the credit or deficiency up to the date the Lease expired or was terminated and may apply any credit due Tenant to any outstanding amounts due by Tenant hereunder at that time and, at the end of the Lease, so long as Tenant is not then in default, shall refund any excess to Tenant within thirty (30) days after the end of the Term. Landlord will use reasonable efforts to provide a reasonable estimate of the Operating Expenses to be set forth in any Annual Statement by no later than May 31 of each calendar year. If Landlord does not provide to Tenant an Annual Statement prior to September 15 of the calendar year after the calendar year to which such Annual Statement applies, Tenant shall have no obligation to pay Landlord Tenant's Share of any excess of actual Operating Expenses over the amount of reasonably estimated Operating Expenses paid by Tenant reflected on such Annual Statement. Notwithstanding anything stated to the contrary herein, the Annual Statement prepared by Landlord shall only be required to contain a statement of those categories of Operating Expenses charged to Tenant by Landlord during the previous calendar year.

            (b) Tenant and its authorized representatives shall have the right, at Tenant's cost and upon not less than ten (10) days prior written notice to Landlord and during Landlord's normal business hours, to audit Landlord's records with respect to Operating Expenses. Any such audit shall be performed at Landlord's principal accounting offices. To facilitate an audit by Tenant, Landlord shall keep its books and records applicable to Operating Expenses for any calendar year available to Tenant on a reasonable basis for the longer of (i) three (3) years following the delivery by Landlord to Tenant of the Annual Statement for such calendar year and (ii) for an additional ninety (90) day period following the expiration of the period described in clause (i) above if Tenant commences an audit within the period described in such clause (i). Landlord shall keep its books and records for Tenant to audit pursuant to this provision notwithstanding the termination of this Lease.

            (c) Promptly following the conclusion of any audit by Tenant pursuant to this Section, Tenant shall furnish to Landlord a copy of any report or summary and conclusions prepared by Tenant's auditor with respect to any proposed adjustments to Operating Expenses payable by Tenant hereunder. In the event that it is determined by such audit that Tenant has overpaid Operating Expenses for any calendar year(s), such overpayment shall be credited against the next rent coming due under this Lease after the date of such agreement or determination or, at Tenant's election and in any event at the end of the Term, refunded to Tenant within thirty (30) days. The costs and fees incurred by Tenant in conducting such audit (including all costs of photocopying of any records of Landlord) shall be borne by Tenant. However, in the event that it is determined as a result of such audit that Tenant has overpaid Operating Expenses for any calendar year(s) by three percent (3%) or more, Landlord shall reimburse to Tenant the actual costs incurred by Tenant in conducting such audit. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of documentary evidence as to the amount of such costs.

                                    ARTICLE 5
                                      TAXES

      5.1 REAL PROPERTY TAXES.

            (a) As used in this Lease, the term TAXES shall include any form of tax, assessment (special or otherwise), license fee, license tax, use tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district on any interest of Landlord (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Project. The term TAXES shall not include Landlord's general income, inheritance, estate or gift taxes.

            (b) From and after the Commencement Date, Tenant shall pay, prior to delinquency, Tenant's Share of the Taxes applicable to the Project during the Term directly to the appropriate taxing authority; provided, however, from and after commencement of the Renewal Term, New Lease Option Term or New Lease Renewal Term for less than the entire East Tower, Tenant shall pay Tenant's Share of Taxes to Landlord as Additional Rent on the later of thirty (30) days after demand by Landlord therefor or ten (10) days prior to delinquency. Taxes for any partial year during the Term shall be prorated based on the actual number of days in the applicable tax year included within the Term. If Tenant is required to and fails to pay Taxes directly to the taxing authorities, Landlord may, at its option, pay such unpaid Taxes, along with penalties and interest, if any, and may collect from Tenant the Taxes, together with penalties and interest paid by Landlord, as Additional Rental. Tenant shall have the right to contest, in good faith, any Taxes, provided that Landlord's interests are protected. In the event

Landlord receives any refund of Taxes, Landlord shall promptly notify Tenant thereof. At Tenant's option, Landlord shall (i) credit Tenant's Share of such tax refund amount(s) against Monthly Rental and/or Additional Rental next coming due or (ii) refund Tenant's Share of such amount to Tenant by check or wire transfer in immediately available funds.

      5.2 OTHER PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, leasehold improvements and other personal property on the Premises. No taxes, assessments, fees or charges referred to in this Section 5.2 shall be considered Taxes under the provisions of Section 5.1.

                                    ARTICLE 6
                                    UTILITIES

      Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant or the Premises; if the East Tower is not separately metered from the balance of the Project, Landlord shall, subject to the limitations set forth below in this Article 6, cause the same to be so separately metered at Landlord's sole cost and expense. Notwithstanding anything to the contrary herein, subject to the limitations set forth below in this Article 6, Tenant may, at Tenant's option, obtain electrical service to the Premises from a private source. At least six (6) months prior to the expiration of the Term with respect to any portion of the Premises as a result of Tenant's election to extend the Term for the Renewal Term, New Lease Option Term or New Lease Renewal Term for less than the entire East Tower, Landlord shall cause any portion of the Premises which will not be subject to this Lease during the applicable renewal term to be separately metered on a floor-by-floor basis, separate and apart from the Premises which will be subject to this Lease during such renewal term. Landlord shall not be liable in damages for any failure or interruption of any utility or service, and no failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Monthly Rental or Additional Rental, unless such failure or interruption is caused by the negligence or intentional misconduct of Landlord. Notwithstanding anything stated to the contrary above in this Article 6, (a) to the extent Tenant elects to obtain electrical service for the Premises from a private source, it must do so at Tenant's sole cost and expense, and (b) Tenant's obtaining electrical service from a private source is expressly conditioned upon the same not (i) materially and adversely impairing or interfering with the operation of the East Tower or the West Tower (it being acknowledged and agreed that any work by Tenant to accomplish obtaining electrical service from a private source may involve temporary interruption of service), or (ii) imposing any material cost or expense on Landlord, including, without limitation, any cost or expense not borne by Tenant hereunder arising from the need to separately meter any of the space in the East Tower not being leased by Tenant. If Tenant fails to pay when due any charges referred to in this Article 6, Landlord may pay the charge and Tenant shall reimburse Landlord, as Additional Rental, for any amount so paid by Landlord within ten (10) days after Tenant's receipt of written demand therefor.

                                   ARTICLE 7
                          TENANT'S CONDUCT OF BUSINESS

      7.1 PERMITTED USE. Tenant may use the Premises, and may permit its employees, agents and invitees to use the Premises, for any lawful use permitted by the Declaration including, but not limited to, general office, laboratory, research and development, assembly, manufacturing, sales, distribution and warehouse (including, but not limited to, the uses that Tenant is currently engaged in on the Premises). In no event shall any sublessee of the Premises or any portion thereof or assignee of Tenant's rights hereunder for whom Landlord's consent was required under Article 10 below have the right to use the Premises for any of the following uses without Landlord's prior written consent: (a) school classroom purposes (other than training sessions and the like for the occupant's employees), (b) assembly use which would overburden the parking and/or use of the Development Common Areas, (c) call center, (d) medical clinic or (e) manufacturing, distribution and warehousing activities.

      7.2 SIGNS. Tenant and any permitted subtenants may affix upon the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, "SIGNAGE") without Landlord's prior written approval, provided all such Signage shall be affixed at Tenant's (or the applicable subtenant's) sole cost and expense and shall be in accordance with, and permitted by, Applicable Laws (as defined in Section 7.4 below). Tenant shall maintain (and shall cause all subtenants to maintain) all Signage in good condition and repair during the Term. Landlord hereby approves of all Signage existing as of the Commencement Date and agrees that Tenant may replace the existing Mindspeed Signage with Tenant Signage; provided, however, at such time (if any) as the Premises consist, in the aggregate, of less than three (3) full floors of the East Tower, Landlord may, at Landlord's sole cost and expense, remove (a) Tenant's existing building-top Signage if Landlord has entered into a lease with a third party who occupies or intends to occupy at least three (3) full floors of the East Tower which lease grants such third party the right to comparable East Tower building-top signage, and/or (b) Tenant's existing monument Signage if Landlord has entered into a lease with a third party who occupies or intends to occupy at least three (3) full floors of the East Tower which lease grants such third party the right to comparable East Tower monument signage. Notwithstanding anything stated to the contrary above in this Section 7.2, if Landlord is responsible for performance of the obligations described in
Section 8.1(a) below, but subject to Tenant's rights hereunder with respect to building-top signage and monument signage, Landlord may remove all of Tenant's signage in the Common Areas at Landlord's sole cost and expense, establish reasonable sign criteria for the Project, remove Tenant's signage from the monument sign serving the East Tower to add additional names thereon provided Landlord refabricates Tenant's sign using the existing lettering style with letters at least as large as the existing letters and installs such refabricated sign on the monument signage at the top of the monument signage, and may install a tenant directory in the Common Area lobby of the East Tower, and Tenant shall be entitled to Tenant's share of such lobby signage.

      7.3 PARKING. Tenant acknowledges and agrees that Tenant shall be entitled to the use, at its sole cost and expense, of parking spaces available within the Development Common Areas in accordance with the terms and provisions of the Declaration and in accordance with any formal and/or informal parking guidelines ("PARKING GUIDELINES") adopted for use of parking within the Development Common Areas from time to time. Landlord and Tenant acknowledge that they have been informed by Ampco (the "PARKING AGENT") (the parking company that is acting as the agent for the declarant (the "Declarant") under the Declaration with respect to the use, maintenance and allocation of parking within the Development Common Areas) that (i) the Parking Guidelines are intended to limit the number of parking spaces within the Development Common Areas that may be used by the owners (and their respective tenants) of buildings within the Development (including, without limitation, the owner of the Project and its tenants) to 3.15 parking spaces for every 1000 square feet of rentable square feet (as the same may be modified from time to time, the "PARKING RATIO"), and (ii) the use of parking spaces within the Development Common Areas by the owner of the Project and its respective tenants is regulated through the issuance of parking cards ("PARKING KEY CARDS") by the Parking Agent. In order to enable both Landlord and Tenant to comply with the Parking Ratio, (1) Tenant covenants and agrees that if Tenant at any time, and from time to time, requests or authorizes Parking Key Cards for itself and/or its subtenants (including a request by Tenant to Landlord to obtain Parking Key Cards for Tenant) which cause the Parking Ratio to be exceeded for the Premises based upon the rentable square feet comprising the Premises, then, upon written request by Landlord, Declarant, Property Manager, Parking Agent or any other party authorized to enforce the Parking Ratio, Tenant shall obtain the return of Parking Key Cards necessary to cause the Parking Ratio not to be exceeded as to the Premises, and
(2) Landlord covenants and agrees that, with respect to any portion of the Project not leased to Tenant from time to time ("LANDLORD SPACE"), if Landlord at any time, and from time to time, requests or authorizes an aggregate number of Parking Key Cards for such Landlord Space which cause the Parking Ratio to be exceeded for the Landlord Space based upon the rentable square feet comprising the Landlord Space, then, upon written request by Tenant, Declarant, Property Manager, Parking Agent or any other party authorized to enforce the Parking Ratio, Landlord shall obtain the return of Parking Key Cards necessary to cause the Parking Ratio not to be exceeded as to the Landlord's Space. Landlord and Tenant acknowledge and agree that although it shall generally be their goal not to request or authorize Parking Key Cards that, when issued, cause the Parking Ratio as to the Premises and/or the Landlord's Space to be exceeded, their requesting or authorizing the same shall not constitute a default under this Lease provided they comply with their respective obligations under clauses (1) and (2) above in this Section 7.3. Notwithstanding anything to the contrary in this Section 7.3 or elsewhere in this Lease, but subject to the last sentence of this Section 7.3, Tenant acknowledges that (a) Landlord's rights with respect to parking are as set forth in the Declaration and the Parking Guidelines, and that, pursuant to the Declaration, Landlord does not control specific parking spaces or any specific number of spaces, (b) Landlord's obligations with respect to parking hereunder are therefore necessarily limited to providing to Tenant parking pursuant to, and Landlord's exercise of, its rights with respect to parking and the Project pursuant to the Declaration and (c) Landlord has not made any representation or warranty concerning the location or number of parking spaces that may be made available to Tenant within the Development Common Areas. Unless required to do so by Declarant or any a third party with enforcement rights under the Declaration, Landlord shall not require Tenant to surrender any reserved parking existing as of the Effective Date, or to remove therefrom any designation of such parking as reserved. Notwithstanding the foregoing, Tenant shall have the right to pay directly to the Parking Agent the fees charged by the Parking Agent for its Parking Key Cards or, at Tenant's option, require Landlord to obtain Parking Key Cards for Tenant, in which case Tenant shall pay to Landlord as Additional Rental, monthly in advance, the cost of Tenant's Parking Key Cards charged Landlord by the Parking Agent;

provided, however, notwithstanding the foregoing, in no event shall Landlord charge Tenant any more than Landlord is charged by the Parking Agent for Parking Key Cards and/or for parking.

      7.4 COMPLIANCE WITH LAWS.

            (a) Tenant shall, at its sole cost and expense, after receipt of written demand from the applicable governmental authorities having jurisdiction over the Premises, perform (or cause to be performed) all structural and non-structural repairs, replacements, alterations and improvements to the Premises necessary to comply with the Declaration and all federal, state and local laws, statutes, ordinances, building codes, rules and regulations applicable to the Premises (collectively with the Declaration, "APPLICABLE LAWS") if, as, when and to the extent that compliance therewith is triggered by
(1) Tenant's particular use of the Premises (as opposed to use as office, research and development, assembly, manufacturing, sales, distribution, warehouse and lab space) after the Commencement Date, and/or (2) Alterations (as defined below) made to the Premises by or on behalf of Tenant after the Commencement Date; provided, however, that notwithstanding the foregoing or anything to the contrary in this Lease:

                  (i) Tenant shall not be liable for any costs or expenses incurred in connection with any earthquake retrofitting of the Project; and

                  (ii) if, and to the extent that, in connection with any Alterations, Tenant is required by an applicable governmental authority to perform Alterations, or to perform remedial action with respect to Hazardous Materials, which are not directly related to the Alterations Tenant desires to perform (e.g., to cause areas of the Premises other than those which are the subject of the Alterations to comply with Applicable Laws) (the "UNRELATED ALTERATIONS"), then Landlord shall be responsible to Tenant for one-half (1/2) of the cost of the Unrelated Alterations incurred during the initial Term (and only during the initial Term); provided, however, Landlord's share of such cost pursuant to this Lease shall not exceed, during each twelve (12) month period commencing on the Commencement Date and ending on the day immediately preceding each anniversary of the Commencement Date during the initial Term, Fifty Thousand Dollars ($50,000) in the aggregate. For example, and without in any way limiting the foregoing, if Tenant is required by the applicable governmental authorities to spend an additional ten percent (10%) of the costs of proposed Alterations to cause elements of the Premises which are not within the scope of the proposed Alterations to comply with Applicable Laws, or if Tenant is required in connection with Alterations to cause other elements of the Premises which are Unrelated Alterations to comply with Applicable Laws due to repeated improvements to the Premises by Tenant prior to or during the Term of this Lease, then the cost thereof shall be shared by Landlord as aforesaid.

      Landlord shall pay to Tenant any amount (which shall include third party costs and reasonable internal costs of Tenant that constitute Unrelated Alterations to the extent directly attributable to the costs constituting Unrelated Alterations) for which Landlord is responsible pursuant to this subsection (a) within ten (10) days of receipt of demand (which demand, in order to be effective and in order to be considered delivered to Landlord under this subsection (a), must be accompanied by invoices, vouchers, receipts or other reasonable documentation evidencing the amounts for which payment is being requested in such demand) by Tenant and, if

Landlord fails to do so, the amount due will bear interest at the rate of 6% per annum from and after the date such costs were incurred until the same are paid in full.

            (b) Except to the extent of Tenant's responsibility pursuant to
Section 7.4(a), and after receipt of written demand from the applicable governmental authorities having jurisdiction over the Premises, Landlord shall, at Landlord's sole cost and expense, without contribution or reimbursement from Tenant, promptly make all structural and non-structural repairs, replacements, alterations and improvements to the Project needed to comply with all Applicable Laws.

            (c) In the event of a damage or destruction and Landlord elects to or is required to repair, reconstruct or restore the Project pursuant to Article 12 below, Landlord shall, at its sole cost and expense, be responsible for complying with all Applicable Laws to the extent that the Applicable Laws require changes or upgrades to the Project and Premises from the condition of the Project or Premises existing prior to the damage or destruction.

            (d) Except as provided in Section 7.4(a)(ii), Tenant shall have no obligation under this Section 7.4 with respect to Hazardous Materials or Hazardous Materials Laws (as each term is defined in Section 7.5 below); Tenant's other obligations with regard to Hazardous Materials and Hazardous Materials Laws are set forth in Section 7.5 of this Lease.

            (e) Landlord agrees to indemnify, defend, protect and hold Tenant harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise from personal injury claims instituted against Tenant by third parties, but only to the extent such personal injury claims do not arise out of Tenant's negligence and do arise out of the physical condition of the portion of the East Tower that, under the terms of Section 8.1 of this Lease, Landlord is obligated to maintain and keep in repair from time to time. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise from personal injury claims instituted against Landlord by third parties, but only to the extent such personal injury claims do not arise out of Landlord's negligence and do arise out of the physical condition of the portion of the East Tower that, under the terms of Section 8.1 of this Lease, Tenant is obligated to maintain and keep in repair from time to time.

      7.5 HAZARDOUS MATERIALS.

            (a) As used herein, the term "HAZARDOUS MATERIALS" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including, but not limited to, those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (i) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (CERCLA or SUPERFUND), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. Section 9601 et seq., (ii) Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C.
Section 6901 et seq., (iii) Federal Water Pollution Control Act (FSPCA), 33 U.S.C. Section 1251 et seq., (iv) Clean Air Act (CAA), 42 U.S.C. Section 7401 et seq., (v) Toxic Substances Control Act (TSCA), 14 U.S.C. Section 2601 et seq.,
(vi) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.,
(vii) Carpenter-Presley-Tanner Hazardous Substance Account Act (CALIFORNIA SUPERFUND), Cal. Health & Safety Code Section 25300 et seq., (viii) California Hazardous Waste Control Act, Cal. Health & Safety code Section 25100 et seq.,
(ix) Porter-Cologne Water Quality Control Act (PORTER-COLOGNE ACT), Cal. Water Code Section 13000 et seq., (x) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes Section 25220 et seq., (xi) Safe Drinking Water and Toxic Enforcement Act of 1986 (PROPOSITION 65), Cal. Health & Safety code Section 25249.5 et seq., (xii) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code Section 25280 et seq., (xiii) Air Resources Law, Cal. Health & Safety Code Section 39000 et seq., and (xiv) regulations promulgated pursuant to such laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules (collectively, "HAZARDOUS MATERIALS LAWS"). Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated by applicable governmental authorities under Applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (A) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (B) any petroleum products or fractions thereof, (C) asbestos, (D) polychlorinted biphenyls, (E) flammable explosives, (F) urea formaldehyde, (G) radioactive materials and waste, and (H) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

            (b) Tenant shall not use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials in violation of Hazardous Materials Laws. Landlord acknowledges, however, that Tenant will maintain products in the Premises that are incidental to the operation of its business, such as photocopy supplies, lab supplies, secretarial supplies and janitorial supplies, which products contain chemicals that may be categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all Hazardous Materials Laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section.

            (c) Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Term directly or indirectly from or in connection with the presence or release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or the Property or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively,

"TENANT AFFILIATES") during the term of this Lease, including any aggravation caused by Tenant during the Term hereof of a Hazardous Materials condition existing as of the Effective Date and any remedial work required to be performed by applicable governmental authorities in connection with Alterations for which Tenant is responsible under Section 7.4(a) above. Notwithstanding the foregoing, unless caused by Tenant or Tenant Affiliates during the term of this Lease, Tenant shall not have any responsibility or liability for any migration of Hazardous Materials onto the Premises or the Property. Landlord shall reimburse Tenant for any amounts incurred by Tenant under this Section 7.5 to the extent Landlord receives insurance proceeds therefor. Tenant's obligations under this
Section 7.5 shall survive the expiration or earlier termination of this Lease for a period of six (6) months.

            (d) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "REMEDIAL WORK") is required under any Hazardous Materials Laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises, by Tenant or Tenant Affiliates during the Term of this Lease or within the applicable period specified in the last sentence of subsection (c) above, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors selected by Tenant and reasonably approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant.

                                    ARTICLE 8
                      MAINTENANCE, REPAIRS AND ALTERATIONS

      8.1   MAINTENANCE OBLIGATIONS.

            (a) Subject to subsection (c) below, Tenant, at its sole cost and expense, shall perform and make all non-structural maintenance, repairs and replacements to keep the Premises in a condition similar to the Comparable Buildings (the "REQUIRED CONDITION"), normal wear and tear, casualty and condemnation excepted, except if and to the extent that (i) such maintenance or repairs are required by Applicable Laws and Tenant is not responsible therefor pursuant to Section 7.4(a) above and/or (ii) subject to the provisions of Sections 8.1(c) and 8.1(d) below, the costs and expenses incurred or to be paid for such maintenance or repairs are considered capital in nature under generally accepted accounting principles consistently applied or otherwise; provided, however, if at any time the Premises consist, in the aggregate, of less than the entire East Tower, Landlord shall perform the foregoing obligations pursuant to
Section 8.1(b) below; provided, further, however, if at any time after the responsibility for performance of the obligations described in this subsection
(a) shifts to Landlord the Premises consist, in the aggregate, of the entire East Tower, then by notice to Landlord Tenant may elect to resume performance of its obligations pursuant to this subsection (a), in which case Landlord shall automatically be relieved of its obligations under this subsection (a). Tenant's obligations under this Section 8.1(a) shall include obtaining and maintaining in place maintenance service agreements for building systems. Landlord acknowledges that the Premises are in the Required Condition as of the Effective Date. Notwithstanding anything stated to the contrary in this Section 8.1(a) or elsewhere in this Lease, during the last three (3) years of the initial Term of this Lease (and during the entire Renewal Term under this Lease and the last three (3) years of the

New Lease Option Term or New Lease Renewal Term), Tenant shall not, without Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed), perform or undertake any maintenance, repairs and/or replacements with respect to the Premises if, and to the extent, such project could reasonably be expected to generate a Capital Expense under this Lease that, when added to Capital Expenses incurred in connection with other (if any) maintenance, repair, and/or replacement projects undertaken by Tenant during the then current Lease Year (as such term is defined below in this Section 8.1(a)), would exceed $50,000 in the aggregate during such current Lease Year. For purposes of this Lease, "LEASE YEAR" shall mean the twelve (12) month period commencing on the Effective Date and ending on the one (1) year anniversary of the Effective Date and each successive twelve (12) month period thereafter. Landlord acknowledges and agrees that if Tenant requests, and Landlord fails to grant, Landlord's approval to Tenant's undertaking any such maintenance, repairs and/or replacements requiring Landlord's approval as provided in this Section 8.1(a), then Tenant's failure to undertake any such maintenance, repairs or replacements shall not, in and of itself, constitute a default by Tenant under this Lease.

            (b) Subject to the provisions of Sections 7.4(a) and 8.1(a) above, and Sections 8.1(c) and 8.1(d) below, (i) if at any time, the Premises consist, in the aggregate, of less than the entire East Tower, Landlord, at its sole cost and expense, shall perform and make all non-structural maintenance, repairs and replacements to keep the Premises and Common Areas in the Required Condition, normal wear and tear, casualty and condemnation excepted, and (ii) Landlord, at its sole cost and expense, shall perform and make all structural maintenance, repairs and replacements to keep the Premises and Common Areas in the Required Condition, normal wear and tear, casualty and condemnation excepted. All replacements shall be of a quality equal to or exceeding that of the original. Landlord shall coordinate with Tenant as to the performance of Landlord's obligations pursuant to this subsection (b), and shall schedule and perform the same in such a manner and at such times so as not to interfere with Tenant's conduct of its business in the Premises.

            (c) All Capital Expenses (as defined in subsection (d) below), whether paid by Landlord or Tenant (other than Capital Expenses that may be incurred by Landlord pursuant to Sections 7.4(b) and/or 7.4(c) or that may be incurred by Tenant pursuant to Section 7.4(a)), shall be amortized over the "Useful Life" (as defined below) of the item for which the Capital Expenses were incurred, and such Capital Expenses shall be allocated between Landlord and Tenant as follows:

                  (i) Tenant shall pay Tenant's Share of that portion of such Capital Expenses calculated by multiplying the Capital Expense by a fraction, the numerator of which is the remaining Term of this Lease as of the date the item which is considered a Capital Expense is completed or put in service at the East Tower and the denominator of which is the useful life of the item which is considered a Capital Expense as of the date the item which is considered a Capital Expense is completed or put in service at the East Tower as determined in accordance with generally accepted accounting principles (the "USEFUL LIFE"); and

                  (ii) Landlord shall pay the balance of such Capital Expenses not required to be paid by Tenant pursuant to the immediately preceding clause
(i) (hereinafter referred to as the "UNCOVERED CAPITAL EXPENSE BALANCE").

            (d) All costs and expenses including any insurance deductible related thereto if the expense is incurred due to a casualty, incurred or to be paid for those items at the East Tower which are non-structural and are considered capital repairs, replacements, improvements or equipment under generally accepted accounting principles consistently applied, shall be defined as "CAPITAL EXPENSES," and shall be paid by Landlord and Tenant as follows:

                  (i) Landlord shall pay its portion (as determined pursuant to Section 8.1(c) above) of such Capital Expenses incurred by Tenant (which shall include third party costs and reasonable internal costs of Tenant that constitute Capital Expenses to the extent directly attributable to the costs constituting Capital Expenses) within ten (10) days of receipt of demand (which demand, in order to be effective and in order to be considered delivered to Landlord under this subsection (d)(i), must be accompanied by invoices, vouchers, receipts or other reasonable documentation evidencing the amounts for which payment is being requested in such demand) by Tenant and, if Landlord fails to do so, the amount due will bear interest at the rate of 6% per annum from and after the date such costs were incurred until such portion is paid.

                  (ii) Except as expressly provided below in this Section 8.1(d), Tenant shall pay Landlord as Additional Rental Tenant's Share (as determined pursuant to Section 8.1(c) above) of any such Capital Expenses incurred by Landlord (which shall include third party costs and reasonable internal costs of Landlord that constitute Capital Expenses to the extent directly attributable to the costs constituting Capital Expenses), within ten
(10) days after receipt of demand (which demand, in order to be effective and in order to be considered delivered to Tenant under this subsection (d)(ii), must be accompanied by invoices, vouchers, receipts or other reasonable documentation evidencing the amounts for which payment is being requested in such demand) by Landlord and if Tenant fails to do so, the amount due will bear interest on the unpaid balance thereof at six percent (6%) per annum until paid, commencing in the month after the item which is considered a Capital Expense is completed or put in service at the East Tower. Any Capital Expenses incurred by Landlord at any time when Landlord is responsible for the obligations described in Section 8.1(a) above shall be reasonably estimated (to the extent capable of being estimated) by Landlord in advance and disclosed to Tenant in writing. Any Capital Expenses incurred by Tenant at any time when Tenant is responsible for the obligations described in Section 8.1(a) above shall be reasonably estimated (to the extent capable of being estimated) by Tenant in advance and disclosed to Landlord in writing.

Notwithstanding anything stated to the contrary in this Section 8.1(d), following the expiration of the initial Term, and at such time that Landlord is responsible for performance of the obligations described in Section 8.1(a) above, Capital Expenses shall not be paid by Tenant in a lump sum payment as provided in this subsection, but shall instead be paid as part of Building Operating Expenses in accordance with the provisions of Section 4.8(d)(ii) above.

      8.2 RIGHT TO PERFORM. Subject to Section 8.1(b) above, Landlord shall have the right to perform any work that Landlord reasonably deems necessary to prevent waste or deterioration in connection with the Premises. If Landlord makes any repairs that Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost, of such repairs (which shall include third party costs and reasonable internal costs incurred by Landlord to the extent directly attributable to the performance of any such repairs) to Landlord as Additional Rental, promptly upon receipt of a bill from Landlord for the same. Tenant shall have the right to perform any work that Landlord is required but fails to perform hereunder in connection with the Premises should Landlord fail to commence such repairs within thirty (30) days after receipt of written demand therefor or, after commencing same, Landlord fails to diligently pursue such repairs to completion within thirty (30) days after receipt of written demand therefor. If Tenant makes any repairs that Landlord is obligated to make pursuant to the terms of this Lease, Landlord shall pay its portion of the costs (which shall include third party costs and reasonable internal costs incurred by Tenant to the extent directly attributable to the performance of any such repairs) thereof within ten
(10) days of receipt of demand (which demand, in order to be effective and in order to be considered delivered to Landlord under this Section 8.2, must be accompanied by invoices, vouchers, receipts or other reasonable documentation evidencing the amounts for which payment is being requested in such demand) by Tenant and, if Landlord fails to do so, the amount due will bear interest at the rate of 6% per annum from and after the date such costs were incurred until the same is paid in full.

      8.3 ALTERATIONS. Without first obtaining the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not make or cause to be made to the Premises any addition, renovation, alteration, reconstruction or change (collectively, "ALTERATIONS") (a) involving structural changes or additions, or (b) subject to Section 7.2 above, to the exterior of the East Tower; provided, however, that all Alterations (including, without limitation, build-out of office or lab space) may be made without Landlord's consent if any Alterations project costs less than Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for that particular project; and provided, further, in no event may Landlord withhold consent to avoid payment of costs of Unrelated Alterations for which Landlord is responsible pursuant to
Section 7.4(a) above. In any event, any Alterations performed by Tenant shall be made in accordance with Applicable Laws, and where the cost thereof exceeds $50,000 in the aggregate (including any Alterations already in progress for which Tenant has not provided Landlord with notice), Tenant shall notify Landlord five (5) days prior to constructing any Alterations in order to afford Landlord the opportunity to post a notice of non-responsibility. If Landlord's consent is required, then Tenant shall submit to Landlord reasonably detailed plans and specifications for all proposed Alterations when requesting Landlord's consent therefor. Tenant shall only be obligated to remove or restore Alterations made to the Premises by Tenant if Landlord, at the time Landlord grants its consent therefor, states in writing that they must be removed or restored upon expiration or earlier termination of this Lease. In no event shall Tenant be required to remove Unrelated Alterations. Subject to the provisions of
Section 19.16, (a) for Alterations for which Landlord's consent is not required by the terms of this Lease, Tenant shall not be required to remove or restore such Alterations, and (b) Tenant may, at its option, remove or restore any Alterations (including Unrelated Alterations paid for by Tenant) at any time on or before the expiration or earlier termination of this Lease. The term "IMPROVEMENTS" as used herein shall include all Alterations.

      8.4 NO LIENS BY TENANT. Tenant shall, at all times during Tenant's occupancy of the Premises, keep the Premises free from any liens arising out of any work performed or materials furnished by or at the request of Tenant. If any such liens are filed, Tenant will, at its sole cost, promptly cause such liens to be released of record or bonded so that it no longer affects title to the Premises or the Project.

                                    ARTICLE 9
                                 EMINENT DOMAIN

      9.1 TAKING. The term "TAKING," as used in this Article 9, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

      9.2 TOTAL TAKING. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Monthly Rental and Additional Rental for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Monthly Rental and Additional Rental paid in advance.

      9.3 PARTIAL TAKING. Tenant shall have the right to terminate this Lease upon giving notice in writing of such election to Landlord within thirty (30) days after Tenant's receipt of written notice that a portion of the Premises has been or shall be so taken if, (a) there is a Taking of (1) more than ten percent (10%) of the Premises and Tenant reasonably determines that such Taking will have a material adverse impact upon Tenant's business or (2) ten percent (10%) of the parking area for the Premises and Landlord cannot provide immediate replacement parking (or assurances thereof to Tenant's reasonable satisfaction) of a similar nature on adjacent and contiguous land and at no additional cost to Tenant than that provided for in this Lease, (b) there is a Taking of a portion of the parking area for the Premises and Tenant reasonably determines that such Taking will have a material adverse impact upon Tenant's business or (c) because of the laws then in force, the Premises may not be used for the same use being made before such Taking, whether or not restored. This Lease shall terminate effective as of the date Tenant is required to vacate the portion of the Premises taken.

      9.4 AWARD. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; and, in any event, the holder of any mortgage or deed of trust encumbering the Premises shall have a first priority to the extent of the unpaid balance of principal and interest on its loan; provided, however, Tenant shall have the right to recover from Landlord the then-unamortized cost of Alterations paid for by Tenant and for the value of the leasehold estate taken in such Taking. Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures, equipment and other personal property owned by Tenant and for the expense of removing and relocating its business, for loss of goodwill and for other damages to its business.

      9.5 CONTINUATION OF LEASE. In the event of a partial Taking, if Tenant does not elect to terminate this Lease as provided above (or has no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Project to a complete unit of like quality and character as existed prior to the Taking and consistent with a standard at least comparable to the condition of Comparable Buildings (subject to Tenant's reasonable approval), provided that in no event shall Landlord be required to restore Tenant's personal property, trade fixtures or equipment or any Alterations made by Tenant after the Commencement Date (other than those for which Landlord is responsible but which are made by Tenant pursuant to the provisions of Section 8.2) and, thereafter, Monthly Rental, Additional Rental and the Security Deposit shall be reduced based on the rentable square footage remaining as compared to the rentable square footage of the building in which the Premises or portion thereof are in prior to the Taking. In the event of a Taking of all or a portion of the parking area, if Tenant has no right to or does not elect to terminate this Lease as provided above, Monthly Rental shall be reduced on an equitable basis, taking into account the utility and relative convenience of the portion of the parking spaces Taken and Landlord's replacement (or partial replacement, as applicable) thereof.

                                   ARTICLE 10
                            ASSIGNMENT AND SUBLETTING

      10.1 LANDLORD'S CONSENT. Tenant shall not assign or sublet all or any part of this Lease or Tenant's interest in the Premises (collectively, "ASSIGNMENT" or "ASSIGN") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing or any other provision of this Lease, Tenant may, upon written notice to Landlord, but without obtaining Landlord's consent, without constituting a default under this Lease, and without triggering any termination or recapture right, (a) Assign this Lease or sublet the Premises or a portion thereof to (i) any parent or subsidiary entity of Tenant, (ii) any person or entity that acquires all or substantially all of Tenant's assets or stock or of the assets of a division or business unit of Tenant operating in the Premises or a portion thereof, or (iii) any entity with which Tenant merges, regardless of whether Tenant is the surviving entity, or (b) hereafter sublease up to fifty percent (50%) in the aggregate of the rentable square footage of the Premises (inclusive of any space subleased under the Pre-Approved Subleases), provided any sublease of Premises shall be in accordance with all requirements of this Lease, including without limitation Section 7.1 above; provided further, however, the foregoing shall not prohibit or limit Tenant from subleasing back space from Mindspeed. In addition, the term "Assignment" or "Assign" shall not mean, and Landlord's consent shall not be required for, any sale or other transfer of Tenant's capital stock, including, but not limited to, (x) any sale by an existing shareholder, (y) any public offering by Tenant, or (z) the sale or transfer of Tenant's stock to take Tenant private. In any event, at Landlord's request, any assignee of this Lease shall furnish Landlord with a written assumption of Tenant's obligations under this Lease; if for any reason Tenant fails or is unable to deliver a written assumption agreement as required pursuant to this Section, it shall not be deemed a default under this Lease if Tenant, within thirty (30) days after receipt of Landlord's written request therefor, causes such assignee to sign and deliver such an assumption agreement to Landlord. Landlord hereby consents to (1) Tenant's subleasing to Mindspeed the East Tower in accordance with the provisions of the New Sublease (as such term is defined in the Purchase Agreement), and (2) Tenant's entering into a lease with a bank for the operating of the automatic teller improvements existing at the East Tower and/or amending the existing lease with Bank of America (collectively the "PRE-APPROVED SUBLEASES"). In order to preserve Tenant's first offer rights under Section 1.2 of the Other Lease, Landlord covenants and agrees that, to the extent it has the opportunity or right to do so, it shall not, at any time on or before the last day that Tenant can deliver a New

Lease Notice, enter into any agreement with a subtenant of Mindspeed's for the East Tower that permits such subtenant's occupancy of the East Tower after the Expiration Date.

      10.2 PROCEDURES. Should Tenant desire to enter into an Assignment for which Landlord's consent is required, Tenant shall request, in writing, Landlord's consent to the proposed Assignment at least five (5) days before the intended effective date of the proposed Assignment, which request shall include the following: (a) a copy of the proposed Assignment agreement and (b) any information relevant to the proposed Assignment that Landlord may reasonably request. Within three (3) days after Tenant's request for consent to the proposed Assignment together with all of the above-required information, Landlord shall respond in writing by either: (i) consenting to the proposed Assignment; or (ii) refusing to consent to the proposed Assignment and citing the specific reasonable reason(s) for such refusal. Landlord's failure to respond within such three (3) day period shall be deemed Landlord's consent to such proposed Assignment.

      10.3 NO RELEASE/WAIVER. No Assignment, whether with or without Landlord's consent, shall relieve Tenant from its obligations under this Lease, unless agreed to otherwise in writing by Landlord. Landlord's consent to one Assignment shall not be deemed to be Landlord's consent to any subsequent Assignment to any other party.

      10.4 EXCESS RENTS. With respect to any sublease other than the Pre-Approved Subleases, Tenant shall pay to Landlord, within thirty (30) days after the same is paid to Tenant by the subtenant, and if and only after Tenant recovers (a) all costs, expenses and concessions incurred or agreed to by Tenant in procuring the sublease, including without limitation tenant improvement costs, free rent, moving expenses, lease assumptions, marketing costs, brokerage commissions, attorneys' fees and the like, and (b) any and all costs incurred by Tenant with respect to the Premises which are subject to such sublease for any period of time after Tenant vacates the same until the commencement date of the sublease, fifty percent (50%) of the rental payable under the sublease in excess of the aggregate of the rental payable to Landlord hereunder and the costs incurred by Tenant in maintaining, insuring and repairing the Premises which are the subject of the sublease, including without limitation Taxes and insurance costs.

                                   ARTICLE 11
                             INSURANCE AND INDEMNITY

      11.1 TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall procure, pay for and keep in full force and effect throughout the Term the following types of insurance, in at least the amounts and in the forms specified below:

            (a) Commercial general liability insurance with combined single limit for bodily injury, personal injury, death and property damage liability coverage in the amount of Five Million Dollars ($5,000,000) per occurrence. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 11.4.

            (b) Workers' compensation coverage as required by law.

            (c) Insurance covering all of Tenant's trade fixtures, equipment and other personal property from time to time in, on or about the Premises in an amount not less than their full replacement value from time to time, providing protection against any peril included within an ISO "Special Form" insurance policy.

            (d) At such time as Landlord does not provide insurance covering the Premises, Tenant shall have the right, upon notice to Landlord, to carry insurance covering the Premises in an amount not less than their full replacement value from time to time (adjusted on the anniversary of the renewal date of Tenant's policy), providing protection against any peril included within an ISO "Special Form" insurance policy and earthquake and flood and terrorism insurance and, if Tenant is entitled and elects to do so, Tenant shall have no responsibility to pay any share of the insurance carried by Landlord pursuant to
Section 11.2(a) below. If Tenant has the right to provide insurance of the type described in the first sentence of this subsection (d), Tenant's election to do so shall be made within ten (10) business days after receipt of the quote and the information described in clauses (i) through (iii) of Section 11.2(a) below. With respect to any policy year after Tenant makes an election to carry the insurance described in this subsection (d), within ten (10) business days after Tenant's request therefor, Landlord shall provide Tenant with a written annual premium quote obtained by Landlord for the insurance described in this subsection (d) and, at Tenant's election made within ten (10) business days after receipt of such quote, Tenant may require Landlord to carry the insurance described in this subsection (d), in which case Tenant shall pay its share thereof in accordance with Section 11.2(d) below. If Tenant elects to require Landlord to carry the insurance described in this subsection (d), the foregoing process (Landlord obtaining a quote for the ensuing policy year and Tenant's election to require Landlord to carry such insurance or to carry the same itself) shall be repeated prior to each policy renewal date such that the election hereunder by Tenant to require Landlord to carry the insurance or to carry the same itself shall be an annual election which may be made by Tenant at least ten (10) business days prior to such policy renewal date. Any proceeds of any policy obtained by Tenant pursuant to this subsection (d) with respect to damage to the Premises shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 12.

Notwithstanding the foregoing, Tenant shall be deemed to have satisfied its obligations under this Section 11.1 so long as Mindspeed is maintaining such insurance.

      11.2 LANDLORD'S INSURANCE.

            (a) Except as provided in Section 11.1(d) above, Landlord shall be required to carry insurance of the type described in Section 11.1(d) above. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates. Within ten (10) business days after the Commencement Date, and at least thirty (30) days prior the renewal date of Landlord's policy described herein, Landlord shall provide Tenant with a written annual premium quote for the insurance carried by Landlord pursuant to this Section 11.2(a), which quote shall include the following information: (i) the total premium charged to Landlord for the policy period for all properties covered thereby,
(ii) the amount of such premium allocated to the Premises and the methodology for such allocation and (iii) a detailed description of the portfolio covered by such policy. In the event Landlord does not provide insurance covering the Premises by way of a blanket policy covering all properties owned by Landlord and/or affiliates of Landlord on a portfolio basis and Tenant provides reasonable evidence that property insurance meeting all the requirements of this Lease can be obtained at a more competitive rate than the quote obtained by Landlord, Landlord shall procure such property insurance for the ensuing twelve (12) month period with the insurance carrier proposed by Tenant. No policy for fire and property damage insurance required to be maintained by Landlord pursuant to this subsection shall have a deductible greater than Two Hundred Fifty Thousand Dollars ($250,000.00), unless approved in writing by Tenant.

            (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and Landlord's lender as an additional insured) against liability for personal injury, bodily injury, death and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Five Million Dollars ($5,000,000) per occurrence. Landlord may carry such greater coverage as Landlord or Landlord's lender may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project, provided that such limit shall in no event exceed the limit carried by owners of Comparable Buildings similarly situated and operating under similar circumstances. No such policy for commercial general liability insurance required to be maintained by Landlord pursuant to this subsection shall have any deductible amount, unless approved in writing by Tenant. The policy required to be carried by Landlord pursuant to this subsection (b) shall name Tenant as an additional insured with respect to occurrences in or about the Common Areas.

            (c) Landlord may maintain any other commercially reasonable insurance (including flood, earthquake and terrorism insurance) which in the reasonable opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances.

            (d) With each payment of Monthly Rental, Tenant shall pay Landlord, as Additional Rental, Tenant's Share of one-twelfth (1/12th) of the insurance premiums for the upcoming twelve (12) month period for the insurance carried by Landlord pursuant to subsections (a), (b), and (c) above. Concurrently with its delivery of the statement of the insurance premiums for the ensuing twelve (12) month period, Landlord shall furnish Tenant with a copy of the carrier's bill to Landlord for such ensuing twelve (12) month period, together with copies of cancelled checks (provided Landlord has obtained the same from the bank) showing the payments of insurance premiums made by Landlord for the twelve (12) month period just ended and of the insurance bill covering such period.

      11.3 POLICY FORM. All policies of insurance required herein shall be issued by insurance companies with general policy holder's rating of not less than A and a financial rating of not less than Class V, as rated in the most current available "Best's Key Rating Guide," and which are qualified to do business in the State of California. All policies required to be carried by Tenant, except for the workers' compensation coverage, shall name as additional insureds, Landlord and Landlord's mortgagee(s) or beneficiary(ies) for which Landlord has provided to Tenant their names and addresses. The policy described in subsection (d) of Section 11.1 shall also name Landlord and such Landlord's mortgagee(s) or beneficiary(ies) as loss payees with respect to claims arising from the Premises. Each party shall deliver to the other executed copies of the policies of insurance or certificates thereof concurrently with the execution of this Lease. Thereafter, each party shall deliver executed copies of renewal policies or certificates to the other party within ten (10) days prior to the expiration of the term of each policy. All policies of insurance delivered to a party must contain a provision that the company writing the policy will give to the other party ten (10) days prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required to be obtained and maintained by either party herein shall be endorsed to read that such policies are primary policies and any insurance carried by the other party shall be noncontributing with such policies.

      11.4 BLANKET POLICIES. Notwithstanding anything to the contrary contained in this Article 11, a party's obligation to carry insurance may be satisfied by coverage under a so-called blanket or umbrella policy or policies of insurance; provided, however, that the coverage afforded the other party will not be reduced or diminished thereby, the insuring party's insurer shall fairly allocate the premiums for the properties and/or locations covered by such blanket policy and, upon the request of the other party, the insuring party shall provide a written allocation of such premiums and the justifications therefor to the other party, and, with respect to commercial general liability insurance, there shall be available under such policy for claims pertaining to the Premises the minimum dollar amount set forth above and the requirements set forth in this Lease shall otherwise be satisfied by such blanket or umbrella policy or policies.

      11.5 INDEMNITY.

            (a) LANDLORD, for the purposes of this Section 11.5(a), shall mean and include Landlord and Landlord's successors, assigns, shareholders, members, partners, directors, employees, contractors and agents. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, actions, causes of action, demands, rights, damages, costs (including reasonable attorneys' fees and court costs), liabilities, debts, obligations, judgments, remedies, benefits, losses and expenses of any kind whatsoever (collectively, "CLAIMS") which may now or in the future be incurred or suffered by Landlord by reason of, arising out of or connected with (i) Tenant's negligence or intentional misconduct, or (ii) any material breach of this Lease by Tenant. Notwithstanding any of the foregoing to the contrary, Tenant shall not be liable for, and Tenant's indemnity under this Section 11.5(a) shall not extend to (1) any damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or intentional misconduct of Landlord or (2) any punitive damages. Landlord shall reimburse Tenant for any amounts incurred by Tenant under this Section 11.5(a) to the extent Landlord receives insurance proceeds therefor. Tenant's obligations under this Section 11.5(a) shall survive the expiration or earlier termination of this Lease for a period of one (1) year. Tenant shall have no obligation under this
Section 11.5(a) with respect to Hazardous Materials or Hazardous Materials Laws; Tenant's obligations with regard to Hazardous Materials and Hazardous Materials Laws are set forth in Section 7.5 of this Lease.

            (b) TENANT for the purposes of this Section 11.5(b) shall mean and include Tenant and Tenant's successors, assigns, directors, shareholders, members, partners, employees, contractors and agents. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all Claims which may now or in the future be incurred or suffered by Tenant by reason of, arising out of or connected with (i) Landlord's negligence or intentional misconduct, or
(ii) any material breach of this Lease by Landlord. Notwithstanding any of the foregoing to the contrary, Landlord shall not be liable for, and Landlord's indemnity under this Section 11.5(b) shall not extend to, (1) any damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or intentional misconduct of Tenant or (2) any punitive damages. Landlord's obligations under this Section 11.5(b) shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

      11.6 WAIVER OF SUBROGATION. Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, or the Premises or its contents, arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease and all property insurance policies obtained by Landlord and Tenant (or Mindspeed under the Sublease) relating to the Premises shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the noninsuring party. The foregoing release and the foregoing requirement for waivers of subrogation shall be operative only so long as the same shall neither preclude the obtaining of such insurance nor diminish, reduce or impair the liability of any insurer.

      11.7 FAILURE TO MAINTAIN INSURANCE. If Tenant refuses or neglects to secure and maintain insurance policies required to be carried by Tenant hereunder that comply with the provisions of this Article 11, Landlord may secure the appropriate insurance policies and Tenant shall pay, upon demand accompanied by reasonable backup documentation with respect thereto, the cost of same to Landlord (including interest on such amount at the rate of 6% per annum from and after the date such cost is incurred and until the same is paid), as Additional Rental. If Landlord refuses or neglects to secure and maintain insurance policies required to be carried by Landlord hereunder that comply with the provisions of this Article 11, Tenant may secure the appropriate insurance policies and Landlord shall pay, upon demand accompanied by reasonable backup documentation with respect thereto, the cost of same to Tenant (including interest on such amount at the rate of 6% per annum from and after the date such cost is incurred and until the same is paid).

                                   ARTICLE 12
                                     DAMAGE

      12.1 INSURED CASUALTY. In the case of damage by fire or other perils covered by the insurance specified in Article 11, carried or required to be carried pursuant to Article 11, provided that neither Landlord nor Tenant terminates this Lease as provided herein, the party responsible to maintain property insurance covering casualty to the Premises at the time of the occurrence shall as soon as possible commence such repair, reconstruction and restoration of the Premises and shall diligently prosecute the same to completion consistent with a standard at least comparable to the condition of Comparable Buildings prior to the occurrence of the casualty, but if Landlord is the repairing party, Landlord shall not be required to restore Tenant's trade fixtures, equipment and personal property. Notwithstanding the foregoing, if (a) the Premises is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, (b) the destruction occurs during the last two (2) years of the Term with respect to the portion of the Premises damaged, or (c) the Premises is damaged by any peril and, because of the laws then in force, the Premises cannot be restored at reasonable cost in excess of available insurance proceeds or if restored, cannot be used for the same use being made thereof before such damage, then Tenant and Landlord shall each have the right to terminate this

Lease; Tenant shall also have the right to terminate the Lease if damage of the type described in (a) through (c) above occurs and the Premises cannot be restored with only minimal impact on Tenant's business. A party may exercise this termination right by giving written notice to the other party within thirty
(30) days after the date of such destruction. If this Lease is terminated pursuant to this Section 12.1, then (i) if Landlord is the insuring party, upon Landlord's receipt of any insurance proceeds payable by reason of such destruction, Landlord shall pay to Tenant from such proceeds an amount equal to the Alterations paid for by Tenant, reduced by the amount which has been amortized as of the date of such termination and by the amount of proceeds of any insurance carried by Tenant on such items pursuant to Article 11, if any, and (ii) if Tenant is the insuring party, upon Tenant's receipt of any insurance proceeds payable by reason of such destruction, after retaining from such proceeds an amount equal to the Alterations paid for by Tenant, reduced by the amount which has been amortized as of the date of such termination and by the amount of proceeds of any insurance carried by Tenant on such items pursuant to
Article 11, if any, Tenant shall pay to Landlord the balance of such proceeds for the Premises. If Landlord has elected to terminate this Lease as provided in this Article due to the fact that the estimated cost to restore the Premises exceeds the insurance proceeds available, Tenant may, at its election (but shall not be obligated), offer to provide Landlord with funds to cover such shortfall, within thirty (30) days after Tenant's receipt of Landlord's termination notice, in which event Landlord shall complete its repair, reconstruction and restoration of the Premises pursuant to this Article and this Lease shall remain in full force and effect. If this Lease is not terminated pursuant to the provisions of this Section, then during the period of repair, reconstruction or restoration, Tenant shall be entitled to the abatement of (i) all Monthly Rental and (ii) to the extent Landlord receives rental loss insurance proceeds therefor, any Additional Rental.

      12.2 UNINSURED CASUALTY. If the Premises is damaged as a result of any casualty not covered by the insurance specified in Article 11, then, at Landlord's option, either (a) within thirty (30) days following the date of such damage, Landlord may elect to, and shall as soon as possible after such election, commence repair, reconstruction or restoration of the Project and diligently prosecute the same to completion consistent with a standard at least comparable to the condition of Comparable Buildings prior to the occurrence of the casualty or (b) Landlord may elect within said thirty (30) days not to so repair, reconstruct or restore the damaged property, in which event this Lease shall cease and terminate upon the expiration of such thirty (30) day period, unless Tenant agrees within fifteen (15) days after such election to pay the cost of the repair, reconstruction or restoration, in which event Landlord shall be deemed to have elected the option in subpart (a) in this Section 12.2. Tenant shall also have the right to terminate the Lease if uninsured damage occurs and the Premises cannot be restored with only minimal impact on Tenant's business or, so long as the Sublease is in effect, Mindspeed's business, by giving written notice to Landlord within thirty (30) days after the date of such destruction. If Landlord elects to repair, reconstruct or restore the Premises following any casualty described in this Section 12.2, then during the period of repair, reconstruction or restoration, Tenant shall be entitled to the abatement of (i) all Monthly Rental and (ii) any Additional Rental.

      12.3 LANDLORD'S FAILURE TO COMPLETE. If Landlord either elects or is required to repair, reconstruct or restore the Premises pursuant to this Article 12, and Landlord fails to complete such repair, reconstruction or restoration of the Premises on or before the date (the

"OUTSIDE REPAIR DATE") that is six (6) months after the date of the damage, then Tenant shall have the right to immediately terminate this Lease upon written notice to Landlord.

                                   ARTICLE 13
                               DEFAULTS BY TENANT

      13.1  EVENTS OF DEFAULT. Should Tenant at any time:

            (a) fail to make any payment of Monthly Rental, Additional Rental or any other charge payable by Tenant pursuant to this Lease for a period of ten
(10) days after receipt of written notice from Landlord to Tenant (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

            (b) fail to perform any other of its obligations herein contained for more than thirty (30) days after receipt of written notice thereof from Landlord to Tenant specifying the particulars of the default, or within such longer period as may be reasonably required to cure such default (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

            (c) make any general assignment for the benefit of creditors, or

            (d) have filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law, statute, ordinance, rule or regulation relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within ninety (90) days), or

            (e) institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days, or

            (f) have all or substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease attached or judicially seized where the seizure is not discharged within ninety (90) days, then Landlord may treat the occurrence of any one (1) or more of the foregoing events (each, an "EVENT OF DEFAULT") as a breach of this Lease and, in addition to any or all other rights and remedies available to Landlord at law or in equity, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, but subject to complying with all Applicable Laws (i) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (ii) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (iii) even though it may have re-entered the Premises as provided in clause (ii) of this Section 13.1, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. In any case in which Landlord shall re-enter and occupy the whole or any part of the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises from time to time in such manner as Landlord deems best, or may relet the Premises or any part thereof and receive the rents therefor, and none of such actions shall constitute a termination of this Lease or a release of Tenant from any liability hereunder. Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Monthly Rental, Additional Rental or other charges later accruing, by any re-entry of the Premises pursuant to clause (ii) of this Section 13.1, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

      13.2 TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions of clauses (i) or (iii) of Section 13.1, Landlord may recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus
(c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including, but not limited to, reasonable attorneys' fees and court costs therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including, but not limited to, repairs or alterations to the Premises, (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Premises, plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable laws.

      As used in subsections (a) and (b) of this Section 13.2, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subsection (c) of this Section 13.2, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Premises at the time of award plus one percent (1%).

      13.3 DEFINITION OF RENTAL. For purposes of this Lease, the term "rental" shall be deemed to be Monthly Rental, Additional Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Monthly Rental, shall, for the purpose of calculating any amount due under the provisions of subsection (c) of Section 13.2, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty
(60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

      13.4 NONMONETARY DEFAULTS. Notwithstanding any other provision of this
Article 13, if the default complained of, other than a default for the payment of monies, cannot be rectified or cured within the period requiring rectification or curing, as specified in the written notice relating to the default, then, as to a default susceptible to being cured, the default shall be deemed to be rectified or cured if Tenant, within the notice period, shall have commenced to rectify or cure the default and shall thereafter diligently and continuously prosecute same to completion.

                                   ARTICLE 14
                              DEFAULTS BY LANDLORD

      14.1 LANDLORD'S LIABILITY. If Landlord fails to perform any of its obligations contained in this Lease within thirty (30) days after written notice from Tenant (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence to cure the default within said thirty (30) days or thereafter fail to diligently prosecute such cure to completion), then (i) Landlord shall be liable to Tenant for all damages sustained by Tenant as a result of Landlord's breach, (ii) Tenant shall have the right to cure such default on Landlord's behalf and deduct all of Tenant's costs and expenses incurred in connection with such cure from any amount of rental due thereafter, (iii) Tenant shall be entitled to terminate this Lease as a result thereof, and (iv) Tenant may pursue all rights and remedies available to Tenant at law or equity. All of Tenant's rights and remedies under this Section shall be cumulative. Landlord and Tenant agree that the provisions of this Section are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

      14.2 CURE BY LENDER. If any part of the Premises is at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary (a "LENDER"), and if Tenant is given written notice of the assignment including the mailing address of Lender, then Tenant shall also give written notice of any default by Landlord to Lender, specifying the default in reasonable detail and affording Lender the same cure period afforded Landlord to make performance for and on behalf of Landlord. If, and when, Lender has made performance on behalf of Landlord, the default shall be deemed cured.

      14.3 LIMITATION OF LIABILITY. Tenant agrees that, in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant's sole recourse shall be against the Landlord's interest in the Project, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, its successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the constituent members, partners, directors, officers and trustees of Landlord, including all injuries, damages or losses to Tenant's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have against Landlord or its directors, officers or trustees; provided, however, if Landlord is a partnership, the foregoing shall not limit or impair Tenant's ability to name (but not pursue) the general partner(s) in Landlord in any action brought against Landlord to the extent naming them is necessary to bring such action against Landlord.

                                   ARTICLE 15
               SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATE

      15.1 SUBORDINATION. If Tenant receives a non-disturbance agreement in a form reasonably acceptable to Tenant allowing Tenant to remain in possession of the Premises on the terms of this Lease after a foreclosure sale or deed in lieu, then within ten (10) business days after receipt of written request of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage or deed of trust (or, at Landlord's option, cause the lien of said mortgage or deed of trust to be subordinated to this Lease), and to all advances made or hereafter to be made upon the security thereof.

      15.2 ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination, and shall recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

      15.3 ESTOPPEL CERTIFICATE. Each party agrees, upon not less than ten (10) business days prior written notice by the other, to execute, acknowledge and deliver to the other, a statement in writing in such form as may be reasonably required by either party's mortgagee or beneficiary or that is otherwise in a form reasonably requested by the requesting party ("CERTIFICATE"). It is intended that any Certificate delivered pursuant hereto may be relied upon by the requesting party, any prospective tenant, subtenant or assignee of the Premises, any current or prospective mortgagee or beneficiary, or by any other party who may reasonably rely on such statement. At the requesting party's option, the failure to deliver such Certificate within such time shall be conclusively presumed, and shall constitute a representation and warranty by the non-requesting party, that (a) this Lease is in full force and effect without modification, and (b) the requesting party is not in breach of any of its obligations under the Lease.

      15.4 NON-DISTURBANCE AGREEMENT. Upon execution of this Lease, Landlord shall deliver to Tenant a non-disturbance agreement, executed by Landlord's existing lender(s), in a form reasonably acceptable to Tenant that will allow Tenant to remain in possession of the Premises on the terms of this Lease after a foreclosure sale or deed in lieu, provided Tenant is not then in default under this Lease beyond all applicable cure periods.

                                   ARTICLE 16
                            LANDLORD'S RIGHT OF ENTRY

      Provided Landlord shall strictly comply with Tenant's reasonable and non-discriminatory corporate policies and rules and regulations, Landlord, its agents, contractors, servants and employees may only enter the Premises with a Tenant escort, after giving Tenant twenty-four (24) hours' prior written notice and after Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency in which event Landlord may enter at any time without notice to Tenant) for the following purposes only: (a) to examine the Premises to confirm Tenant's compliance with the terms of this Lease; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease (including, without limitation, Landlord's obligations under Article 7 and Article 8 of this Lease); (c) to perform work necessary to comply with laws, statutes, ordinances, rules or regulations of any governmental authority that Landlord is required or permitted to perform hereunder; (d) to show the Premises to prospective lenders and purchasers and to post appropriate for sale signs; and (e) at any time after the filing by Landlord of an unlawful detainer action and/or during the last one hundred twenty (120) days of the Term, to show the Premises to prospective tenants and to post appropriate for lease signs. In no event shall Landlord be permitted to enter Tenant's restricted and/or confidential areas.

                                   ARTICLE 17
                                 QUIET ENJOYMENT

      Upon Tenant's payment of Monthly Rental and Additional Rental, and its observation and performance of all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery thereof to Tenant without any hindrance or molestation from Landlord, Lender or any third party throughout the Term.

                                   ARTICLE 18
                                     NOTICES

      All notices, demands, requests or other communications required or permitted hereunder (collectively, "NOTICES") shall be in writing, shall be addressed to the receiving party, with a copy to such party's counsel, if any, as provided below in this Section, and shall be personally delivered, sent by overnight mail (FedEx or another carrier that provides receipts for all deliveries), sent by certified mail, postage prepaid, return receipt requested, or sent by telecopy (except that any statutory notices delivered as a condition to termination of this Lease or of Tenant's right to possession of the Premises shall not be delivered by telecopy). All Notices shall be effective upon actual receipt at the appropriate address. Notice of change of address shall be given by written notice in the manner detailed in this Section. Rejection or other refusal to accept or the inability to deliver due to changed address of which no Notice in accordance with this Section was given shall be deemed to constitute actual receipt of such Notice. The providing of copies of Notices to the parties' respective counsels is for information only, is not required for valid Notice and does not alone constitute Notice hereunder.

                To Landlord:              IDF/KBS 4000 MacArthur, LLC
                                          c/o KBS Realty Advisors, LLC
                                          4343 Von Karman
                                          Newport Beach, CA  92660
                                          Attn: Asset Manager
                                          Fax: 949.250.6055

                With a copy to:           James Chiboucas, Esq.
                                          4343 Von Karman
                                          Newport Beach, CA  92660
                                          Fax: 949.852.9472

                To Tenant:                Conexant Systems, Inc.
                                          4000 MacArthur Blvd.
                                          Newport Beach, CA  92660-3095
                                          Attn: Facilities
                                          Fax: 949.483.9068

                With a copy to:           Conexant Systems, Inc.
                                          4000 MacArthur Blvd.
                                          Newport Beach, CA  92660-3095
                                          Attn: Legal Department
                                          Fax: 949.483.4176

                                   ARTICLE 19
                                  MISCELLANEOUS

      19.1 WAIVER. Any waiver by either party of a breach by the other party of a term, covenant or condition of this Lease shall not be construed as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval by either party to anything requiring such party's consent or approval shall not be deemed a waiver of such party's right to withhold consent or approval of any subsequent similar act. No breach of a term, covenant or condition of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing and is signed by such party.

      19.2 RIGHTS CUMULATIVE. Except as expressly provided herein to the contrary, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

      19.3 ENTIRE AGREEMENT. Except as set forth in this Lease, there are no oral or written agreements or representations between the parties hereto relating to this Lease or the Premises, and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant relating to the leasing of the Premises from Landlord to Tenant.

      19.4 AMENDMENTS IN WRITING. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

      19.5 NO PRINCIPAL/AGENT RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant.

      19.6 LAWS OF CALIFORNIA TO GOVERN. This Lease is entered into and to be performed entirely within the State of California and shall be governed by and construed in accordance with the laws, statutes, rules and regulations of the State of California without giving effect to the choice of law provisions thereof.

      19.7 SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the fullest extent permitted by law, such determination shall not affect the other provisions of this Lease, and all other provisions of this Lease shall be deemed valid and enforceable.

      19.8 SUCCESSORS. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties.

      19.9 TIME OF THE ESSENCE. Time is of the essence of all provisions of this Lease of which time is an element.

      19.10 WARRANTY OF AUTHORITY. If either Tenant or Landlord is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership and that this Lease is binding upon the corporation, limited liability company or partnership.

      19.11 NO BROKERAGE COMMISSIONS. Tenant and Landlord each represent and warrant to the other party that, except for Grubb & Ellis, whose commission (if any) shall be paid by Tenant pursuant to a separate agreement, no broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Premises. Tenant and Landlord shall indemnify, defend and hold each other harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any other broker or finder in connection with the Premises and this Lease resulting from the indemnifying party's actions.

      19.12 RECORDING. At the request of Tenant, Landlord shall execute a short form memorandum of this Lease for recording in the Official Records of Orange County, California.

      19.13 TRANSFER OF LANDLORD'S INTEREST. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume in writing such obligations from and after such date. Landlord shall not be relieved of liability for any obligations accruing prior to the date of such transfer.

      19.14 PERSONAL PROPERTY. Upon the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove from the Premises all of Tenant's trade fixtures, furniture, equipment, signs, and other personal property, however installed, affixed or attached to the Premises, and repair any damage occasioned to the Premises by reason of such removal. Tenant may encumber or finance its trade fixtures, furniture, equipment and other personal property installed or placed in the Premises, and no such encumbrance or financing shall be deemed an Assignment, provided such encumbrance or financing creates a security interest in such personal property only, and confers no interest in the Premises.

      19.15 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Monthly Rental and Additional Rental to be paid by Tenant pursuant to this Lease.

      19.16 TERMINATION AND HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises in the same condition as the Premises were in on the Commencement Date, reasonable wear and tear, any damage to the Premises which Tenant is not required to repair pursuant to Article 12, condemnation and Alterations not required to be removed pursuant to this Lease excepted. Tenant shall repair all damage to the Premises caused by Tenant's removal of Tenant's personal property, trade fixtures, equipment, Alterations and any Signage. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In the event that the "Fair Market Rental Rate" (as defined in the Other Lease) is not determined under the Other Lease, due to no fault of Tenant, at least eight (8) months prior to the end of the New Lease Option Term and Tenant thereafter elects not to exercise the New Lease Renewal Term, then Monthly Rental shall remain at the rate determined pursuant to Section 4.2 of the Lease for the same number of days after the expiration of the New Lease Option Term as elapsed from and after the date which is eight (8) months prior to the last day of the New Lease Option Term until such Fair Market Rental Rate was determined. In such event, Landlord may, in its sole discretion, either (a) upon written notice to Tenant, treat Tenant as a month-to-month tenant at will, subject to all of the terms, covenants and conditions in this Lease, except that Monthly Rental shall be an amount equal to one hundred twenty five percent (125%) of the Monthly Rental which was payable by Tenant for the twelve (12) month period immediately preceding the expiration or earlier termination of this Lease, or (b) proceed with an unlawful detainer action and pursue all other rights and remedies available to Landlord. Acceptance by Landlord of any Monthly Rental or Additional Rental after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, constitute acceptance of Tenant as a tenant at will, or result in a renewal of this Lease. Tenant shall not be liable to Landlord or any third party for consequential damages (such as lost profits) as a result of any holdover by Tenant.

      19.17 ATTORNEY'S FEES AND PROCESSING CHARGES. In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, but not limited to, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment and any fees, costs or expenses incurred in appearing in any bankruptcy proceeding.

                          SIGNATURES BEGIN ON NEXT PAGE

                                 SIGNATURE PAGE
                                       TO
                                     LEASE

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

LANDLORD:      IDF/KBS 4000 MacArthur, LLC,
               a Delaware limited liability company

               By: IDF/KBS PROPERTIES, L.P.,
                   a Delaware limited partnership,
                   its sole member

                        By: KBS INVESTORS VII, L.P.,
                            a Delaware limited partnership,
                            its general partner

                                 By: SCHREIBER REAL ESTATE INVESTMENTS,
                                     L.P., a Delaware limited partnership,
                                     its general partner

                                          By: SCHREIBER INVESTMENTS, LLC,
                                              a California limited liability
                                              company,its general partner

                                                   By: /s/ Charles J. Schreiber
                                                           Charles J. Schreiber,
                                                           Jr., Manager

TENANT:                 CONEXANT SYSTEMS, INC.,
                        a Delaware corporation

                        By: /s/  Dennis E. O'Reilly
                        Name:  Dennis E. O'Reilly
                        Title: SVP, Chief Legal Officer and Secretary

                                    EXHIBIT E
                                       TO
                                      LEASE

                                    EXAMPLES

      Unless expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the East Tower Lease to which this Exhibit E is attached.

      The examples set forth below are intended to set forth the steps that need to be taken in (a) calculating the dollar amount of Tenant's Share of any Capital Expense item payable by Tenant when a Capital Expense item is completed or put in service, and (b) in calculating the dollar amount of the Applicable Adjusted Uncovered Capital Expense Balance payable for such Capital Expense item at the beginning of each Renewal Term. The following examples are only examples and are not intended to amend or modify any of the terms of the Lease.

      In connection with the review of the examples set forth below and understanding the steps taken therein , the following concepts should be kept in mind:

      1. Each "UNCOVERED CAPITAL EXPENSE BALANCE" relates to a specific Capital Expense item and, once determined, never changes. It constitutes the portion of the Capital Expense item paid by the Landlord under Section 8.1(c)(ii) of the Lease.

      2. The "ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE" changes at the beginning of the Renewal Term (the beginning of the New Lease Option Term, if any, and the beginning of the New Lease Renewal Term, if any) since it equals the Uncovered Capital Expense Balance, less all payments received by Landlord towards the Uncovered Capital Expense Balance, less the Lost Uncovered Capital Expense Balance (which only comes into play when there is a reduction in Premises at the inception of the Renewal Term, the New Lease Option Term, if any, and the New Lease Renewal Term, if any). The Adjusted Uncovered Capital Expense Balance is a measurement of that portion of the Uncovered Capital Expense Balance for which Landlord has not yet received reimbursement, but is expected to receive reimbursement by the end of the Useful Life of the Capital Expense item provided the Premises are not reduced in any future Lease Years.

      3. The "APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE" is intended to constitute the portion of the Adjusted Uncovered Capital Expense Balance that is to be paid by the Tenant for the specific Renewal Term (and New Lease Option Term, if any, and New Lease Renewal Term, if any) for which it is being calculated.

      4. "TENANT'S PORTION" is different then "TENANT'S SHARE" in that "Tenant's Share" is the portion of a Capital Expense item to be paid by Tenant when the Capital Expense item is completed or put in service and "Tenant's Portion" measures the square footage of the Premises leased by Tenant at the commencement of a Renewal Term (and New Lease Option Term, if any, and New Lease Renewal Term, if any), as compared to the square footage of the Premises leased by Tenant immediately prior to such Renewal Term (or New Lease Option Term, if any, or New Lease Renewal Term, if any). If the Premises include the entire East Tower, Tenant's Portion will be 100%. Also, if during the Renewal Term the Premises are 50% of the East Tower, the Tenant's Portion will be 50% for the Renewal Term. As the Premises shrink, the Adjusted Uncovered Capital Expense Balance also shrinks.

      5. At the end of the Useful Life of any Capital Expense item, the Applicable Adjusted Uncovered Capital Expense Balance will equal 0.

EXAMPLE 1

ASSUMED FACTS

1. A Capital Expense item is incurred by Tenant in the amount of $200,000 and completed on June 26, 2006. For purposes of making the calculations set forth below, it is assumed that the initial term of the Other Lease commenced on February 26, 2005 and terminates on February 25, 2015. The Capital Expense has a Useful Life of 10 years.

2. The Tenant exercises its Renewal Option for the entire East Tower.

3. The Tenant exercises the New Lease Option for the entire East Tower.

APPLICATION OF FACTS TO SECTIONS 2.2(e), 2.3, 4.8(d), AND 8.1(d)

The $200,000 Capital Expense would be treated under Section 2.2(e), Section 2.3,
Section 4.8(d) and Section 8.1(d) of the Lease as follows:

      A. STEP 1---DETERMINE LUMP SUM PAYMENT UPON COMPLETION OF THE CAPITAL EXPENSE ITEM (OR PUTTING THE SAME IN SERVICE). Pursuant to the provisions of Section 8.1(c) of the Lease, upon Tenant's demand in accordance with the Lease, 8/10 (or $160,000) of the Capital Expense item would be paid by the Landlord; Tenant would pay its share of $40,000 (2/10). The $160,000 paid by the Landlord would constitute the Uncovered Capital Expense Balance for the particular Capital Expense item.

      B. STEP 2---DETERMINE LUMP SUM PAYMENT IN CONNECTION WITH THE RENEWAL TERM (SECTION 2.2(e)). In connection with Tenant's exercise of the Renewal Option for the entire East Tower, the Tenant would be obligated to pay to Landlord the Applicable Adjusted Uncovered Capital Expense Balance, which would be determined as follows:

            (i) ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2.2(e)). Uncovered Capital Expense Balances ($160,000), minus all amounts that have been paid by Tenant to reimburse Landlord for the Uncovered Capital Expense Balance (0), minus the Lost Uncovered Capital Expense Balance (0) = $160,000.

            (ii) APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2(e)). Adjusted Uncovered Capital Expense Balance ($160,000), multiplied by a fraction, where x is the numerator and is 2 (in accordance with Section 2.2, x is the lesser of (1) the ensuing Renewal Term (which is 2), or (2) the Remaining Useful Life of the Capital Expense item (which is 8)), and

            y is the denominator and is 8 (the Remaining Useful Life of the Capital Expense item)

            = $160,000 X 2/8 = $40,000

Based upon the foregoing, the Applicable Adjusted Uncovered Capital Expense Balance equals $40,000 and Tenant is obligated to pay such amount to Landlord as Additional Rental on or before the first day of the Renewal Term. At the end of the Renewal Term, the Adjusted Uncovered Capital Expense Balance will be $120,000; such number would be the Adjusted Uncovered Capital Expense Balance immediately before the New Lease Option is exercised.

      C. STEP 3---DETERMINE LUMP SUM PAYMENT IN CONNECTION WITH NEW LEASE OPTION (SECTION 2.3(a)(iii)) In connection with Tenant's exercise of the New Lease Option for the entire East Tower, the Tenant would be obligated to pay to Landlord the Applicable Adjusted Uncovered Capital Expense Balance, which would be determined as follows:

            (i) ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2.2(e)). Uncovered Capital Expense Balances ($160,000), minus all amounts that have been paid by Tenant to reimburse Landlord for the Uncovered Capital Expense Balance ($40,000), minus the Lost Uncovered Capital Expense Balance (0) = $120,000.

            (ii) APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2(e)). Adjusted Uncovered Capital Expense Balance ($120,000), multiplied by a fraction, where

            x is the numerator and is 56 (in accordance with Section 2.2, x is the lesser of (1) the New Lease Option Term (which is 56 months), or
            (2) the Remaining Useful Life of the Capital Expense item (which is 72 months)), and

            y is the denominator and is 72 months (the Remaining Useful Life of the Capital Expense item)

            = $120,000 X 56/72 = $93,333

Based upon the foregoing, the Applicable Adjusted Uncovered Capital Expense Balance equals $93,333 and Tenant is obligated to pay such amount to Landlord in connection with the execution and delivery of the New Lease.

EXAMPLE 2

ASSUMED FACTS

1. A Capital Expense item is incurred by Tenant in the amount of $1,000,000 and completed on June 26, 2006. For purposes of making the calculations set forth below, it is assumed that the initial term of the Other Lease commenced on February 26, 2005, and terminates on February 25,

2015; which means that the New Lease Option Term will be for 56 months. The Capital Expense has a Useful Life of 20 years.

2. The Tenant exercises the Renewal Option for the entire East Tower, its New Lease Option for 50% of the rentable square footage of the East Tower, and its New Lease Renewal Option for 50% of the rentable square footage of the East Tower.

APPLICATION OF FACTS TO SECTIONS 2.2(e), 2.3, 4.8(d), AND 8.1(d)

The $1,000,000 Capital Expense item would be treated under Section 2.2(e),
Section 2.3, Section 4.8(d) and Section 8.1(d) of the Lease as follows:

      A. STEP 1---DETERMINE LUMP SUM PAYMENT UPON COMPLETION OF THE CAPITAL EXPENSE ITEM (OR PUTTING THE SAME IN SERVICE). Pursuant to the provisions of Section 8.1(c) of the Lease, upon Tenant's demand in accordance with the Lease, 18/20 (or $900,000) of the Capital Expense item would be paid by the Landlord; Tenant would pay its share of $100,000 (2/20). The $900,000 paid by the Landlord would constitute the Uncovered Capital Expense Balance for the particular Capital Expense item.

      B. STEP 2---DETERMINE LUMP SUM PAYMENT PAYABLE ON THE FIRST DAY OF THE RENEWAL TERM (SECTION 2.2(e)). In connection with Tenant's exercise of the Renewal Option for the entire East Tower, the Tenant would be obligated to pay to Landlord the Applicable Adjusted Uncovered Capital Expense Balance, which would be determined as follows:

            (i) ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2.2(e)). Uncovered Capital Expense Balance ($900,000), minus all amounts that have been paid by Tenant to reimburse Landlord for the Uncovered Capital Expense Balance (0), minus the Lost Uncovered Capital Expense Balance (0) = $900,000.

            (ii) APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE (SECTION 2.2(e)). Adjusted Uncovered Capital Expense Balance ($900,000), multiplied by a fraction, where

            x is the numerator and is 2 (in accordance with Section 2.2, x is the lesser of (1) the Renewal Term (which is 2), or (2) the Remaining Useful Life of the Capital Expense item (which is 18), and

            y is the denominator and is 18 (the Remaining Useful Life of the Capital Expense item)

            = $900,000 X 2/18 = $100,000

Based upon the foregoing, the Applicable Adjusted Uncovered Capital Expense Balance equals $100,000 and Tenant is obligated to pay such amount to Landlord as Additional Rental on or before the first day of the Renewal Term.

      C. STEP 3--- DETERMINE AMORTIZED PAYMENTS DURING NEW LEASE OPTION TERM. In connection with Tenant's exercise of the New Lease Option for 50% of the East Tower, Tenant would be obligated to pay to Landlord the Applicable Adjusted Uncovered

            Capital Expense Balance on a monthly basis during the New Lease Option Term, as Building Operating Costs, which would be determined as follows:

            (i) LOST UNCOVERED CAPITAL EXPENSE BALANCES = the product of (a) 1, minus Tenant's Portion (1-.50=.50), multiplied by (b) the Adjusted Uncovered Capital Expense Balance existing immediately prior to making this calculation ($800,000) = $400,000 = LOST UNCOVERED EXPENSE BALANCE (since this is the only time Lost Uncovered Expense Balance has been calculated with a number greater than 0).

            (ii) ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE = Uncovered Capital Expense Balance ($900,000), minus all amounts that have been paid by Tenant to reimburse Landlord for the Uncovered Capital Expense Balance ($100,000), minus the Lost Uncovered Capital Expense Balance ($400,000) = $400,000.

            (iii) APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE = Adjusted Uncovered Capital Expense Balance ($400,000), multiplied by a fraction, where

            x is the numerator and is 56 (in accordance with Section 2.2, x is the lesser of (1) the New Lease Option Term (which is 56 months) or
            (2) the Remaining Useful Life of the Capital Expense item (which is 192 months or 16 years), and

            y is the denominator and is 192 months (the Remaining Useful Life of the Capital Expense item)

            = $400,000 X 56/192 = $116,666 = APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE

            (iv) PAYMENT OF APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE THROUGH THE MONTHLY PAYMENT OF BUILDING OPERATING COSTS (SECTION 2.3(a)(iii))) = $116,666 (Applicable Adjusted Uncovered Capital Expense Balance), multiplied by 1/56 = $2083.32

Based upon the foregoing, the Applicable Adjusted Uncovered Capital Expense Balance equals $116,666 as of the beginning of the New Lease Option Term and Tenant is obligated to pay such amount as part of Building Operating Costs at the rate of $2,083.32 per month during the New Lease Option Term.

      D. STEP 4--- DETERMINE AMORTIZED PAYMENTS DURING NEW LEASE RENEWAL TERM. In connection with Tenant's exercise of the New Lease Renewal Option for 50% of the East Tower, Tenant would be obligated to pay to Landlord the Applicable Adjusted Uncovered Capital Expense Balance on a monthly basis during the New Lease Renewal Term as Building Operating Costs, which amount would be determined as follows:

            (i) LOST UNCOVERED CAPITAL EXPENSE BALANCES = $400,000 (which was determined as a result of the calculation in C(i) above and which has not changed).

            (ii) ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCES = Uncovered Capital Expense Balance ($900,000), minus all amounts that have been paid by Tenant to reimburse

            Landlord for the Uncovered Capital Expense Balance ($100,000, plus $116,666 = $216,666), minus the Lost Uncovered Expense Balance ($400,000, which was determined as a result of the calculation in C(i) above) = $283,334.

            (iii) APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE = Adjusted Uncovered Capital Expense Balance ($283,334), multiplied by a fraction, where

            x is the numerator and is 60 (in accordance with Section 2.2, x is the lesser of (1) the New Lease Renewal Term (which is 60 months) or
            (2) the Remaining Useful Life of the Capital Expense item (which is 136 months), and

            y is the denominator and is 136 months (the Remaining Useful Life of the Capital Expense item)

            = $283,334 X 60/136 = $125,000 = APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE

            (iv) PAYMENT OF APPLICABLE ADJUSTED UNCOVERED CAPITAL EXPENSE BALANCE THROUGH MONTHLY PAYMENT OF BUILDING OPERATING COSTS (SECTION 2.3(b))) = $125,000 (Applicable Adjusted Uncovered Capital Expense Balances), multiplied by 1/60 = $2,083.33

Based upon the foregoing, the Applicable Adjusted Uncovered Capital Expense Balance equals $125,000 as of the beginning of the New Lease Renewal Term and Tenant is obligated to pay such amount as part of Building Operating Costs at the rate of $2,083.33 per month during the New Lease Renewal Term.

                                    EXHIBIT C

                               ADDITIONAL SERVICES

8 categories of Additional Services:

1. SECURITY: Lobby guard, rover guard to open doors, patrol lots, respond for assistance, control center monitoring of building fire/security/data center alarms, guard supervision, lock and key support, badging (all), security equipment depreciation.

2. MAIL/REPROGRAPHICS: MAIL - Mail collation, mail delivery and pick up from mail stations throughout the Subleased Premises, mail out services for company wide distributions, stamps, mail equipment lease. REPRO - Lease and maintenance of site wide copiers, toner, service calls, equipment repair costs, regular stock copy paper, operation and equipment lease of repro center located in Half Dome. Process reprographic work orders (black or white) through repro center as reasonably needed.

3. MAINTENANCE: maintenance supervision personnel, equipment and supplies to provide preventative maintenance support for campus wide buildings and common areas (non-capital items only); Help Line administration.

4. FACILITIES ENGINEERING: Personnel and professional services to support for minor layouts and furniture design for support of minor moves and rearrangements, maintaining of area layout as-builts and allocations, processing of EJRs and associated documentation (i.e. 25Rs, job orders etc.), project management of tenant improvements, property management services for processing and managing contracts for outside service providers, invoice and bill processing for utilities, insurance, tax, and associated permit processing, cost center/department cost allocations and reporting. CAD tools, software licenses, database system upgrades (Arcibus), plotter/printer maintenance-repairs- supplies and depreciation, plan drawing copier maintenance-repair-supplies and depreciation.

5. AREA PLANNING: Support services for minor moves and relocations/arrangements as performed by in-house work-force (Stockmar), campus wide depreciation for conference room equipment

6. CAFETERIA: Access to use a cafeteria and recreation area located in the Newport Beach Campus, subject to the rules, requirements and limitations as are applicable to Conexant employees.

7. AUDITORIUM: Access to an auditorium located in the Newport Beach Campus with scheduling reasonably provided by Conexant, subject to availability.

8.    JANITORIAL: Janitorial services, as provided by Sublessor's vendor.

                             EXHIBIT C page 1 of 2

All of the Additional Services are offered by Sublessor to Sublessee solely as an accommodation and on a basis consistent with past practice under the Original Sublease. Accordingly, Sublessor shall have absolutely no liability whatsoever for any failure to provide such Additional Services, and Sublessee's sole remedy shall be to terminate such Additional Services. Without in any way limiting the foregoing, Sublessor shall not be liable for and Sublessee shall not be entitled to any abatement or reduction of rent by reason of Sublessor's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublessor, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Sublessee. Sublessor shall not be liable under any circumstances for loss or injury to property or business, however occurring, through or in connection with or incidental to Sublessor's failure to furnish any of said service or utilities. Certain security measures (both by electronic equipment and personnel) may be provided by Sublessor as part of the Additional Services. However, Sublessee hereby acknowledges that such security is intended to be for the benefit of Sublessor in protecting its property from fire, theft, vandalism and similar perils and, while certain incidental benefits may accrue to the Sublessee therefrom, such security is not for the purpose of protecting either the property of Sublessee or the safety of its officers, employees, servants or invitees. By providing such security, Sublessor assumes no obligation to Sublessee and shall have no liability arising therefrom. Under no circumstances shall Sublessor be liable to Sublessee or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Subleased Premises, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all losses, liabilities, judgments, costs and expenses (including but not limited to reasonable attorneys' fees and other costs of investigation or defense) which Sublessor may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

                              EXHIBIT C page 2 of 2

                                    EXHIBIT D

                      ESTIMATED COST OF ADDITIONAL SERVICES

ADDITIONAL SERVICES     $K / QTR   $K / YR
     Safety / Security    40        160

          Mail / Repro    62        248

           Maintenance    33        132

Facilities Engineering    71        284

         Area Planning    27        108

          Cafe' / Park     3         12

            Auditorium     2          8

                        Per        Pre
Janitorial              existing   existing
                        contract   contract